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                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                  DIVINE, INC.

                                       AND

       CERTAIN DOMESTIC SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HERETO

                                   AS SELLERS

                                       AND

                                DS&MS NEWCO, INC.

                                  AS PURCHASER

                                       AND

                        GOLDEN GATE PRIVATE EQUITY, INC.

                                  AS GUARANTOR

                                   DATED AS OF

                                  APRIL 9, 2003

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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS..........................................................6
SECTION 1.1 DEFINITIONS.  .....................................................6

SECTION 1.2 ADDITIONAL DEFINITIONS............................................15

SECTION 1.3 HEADINGS..........................................................15

SECTION 1.4 SCHEDULES... .....................................................15

SECTION 1.5 REFERENCES TO ARTICLES, ETC.......................................15

SECTION 1.6 REFERENCES TO "HEREIN," ETC.......................................15

ARTICLE II PURCHASE AND SALE OF THE ASSETS; PURCHASE PRICE....................15
SECTION 2.1 PURCHASE AND SALE OF THE ASSETS...................................15

SECTION 2.2 EXCLUDED ASSETS...................................................17

SECTION 2.3 ASSUMPTION OF LIABILITIES.........................................19

SECTION 2.4 EXCLUDED LIABILITIES..............................................20

SECTION 2.5 PURCHASE PRICE................................................. ..21

SECTION 2.6 ALLOCATION OF THE PURCHASE PRICE..................................21

SECTION 2.7 FOREIGN SUBSIDIARIES..............................................21

ARTICLE III THE CLOSING..................................................... .22
SECTION 3.1 TIME AND PLACE OF CLOSING........................................ 22

SECTION 3.2 DELIVERIES AT CLOSING.............................................22

SECTION 3.3 ASSIGNMENT OF ASSIGNED CONTRACTS, ETC.............................23

SECTION 3.4 SALES, USE AND OTHER TAXES........................................23

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS......................24
SECTION 4.1 ORGANIZATION......................................................24

SECTION 4.2 POWER AND AUTHORITY...............................................24

SECTION 4.3 NO VIOLATION......................................................24

SECTION 4.4 ACTIONS...........................................................25
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SECTION 4.5 COMPLIANCE WITH LAWS..............................................25

SECTION 4.6 TITLE TO PROPERTY.................................................25

SECTION 4.7 APPROVALS.........................................................25

SECTION 4.8 BROKER'S OR FINDER'S FEES.........................................25

SECTION 4.9 REAL PROPERTY.....................................................26

SECTION 4.10 "AS IS" TRANSACTION..............................................26

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................26
SECTION 5.1 ORGANIZATION AND GOOD STANDING....................................27

SECTION 5.2 POWER AND AUTHORITY...............................................27

SECTION 5.3 NO VIOLATION......................................................27

SECTION 5.4 APPROVALS.........................................................27

SECTION 5.5 SOLVENCY; AVAILABILITY OF FUNDS...................................27

SECTION 5.6 AFFILIATED AND ASSOCIATED PERSONS.................................28

SECTION 5.7 BROKER'S OR FINDER'S FEES.........................................28

ARTICLE VI COVENANTS OF THE SELLERS...........................................28
SECTION 6.1 CONDUCT OF BUSINESS...............................................28

SECTION 6.2 ACQUISITION PROPOSALS.............................................29

SECTION 6.3 ACCESS TO THE SELLERS.............................................29

SECTION 6.4 NOTIFICATION OF CERTAIN MATTERS...................................30

SECTION 6.5 AVOIDANCE ACTIONS.................................................30

SECTION 6.6 BANKRUPTCY COURT FILINGS..........................................30

SECTION 6.7 CHANGE OF NAME....................................................30

SECTION 6.8 SATISFACTION OF CONDITIONS........................................30

SECTION 6.9 POST-CLOSING CASH RECEIPTS........................................30

SECTION 6.10 AUCTION..........................................................31

ARTICLE VII COVENANTS OF THE PURCHASER........................................31
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SECTION 7.1 NO INTERFERENCE WITH BANKRUPTCY CASE..............................31

SECTION 7.2 ADEQUATE ASSURANCE................................................31

SECTION 7.3 NOTIFICATION OF CERTAIN MATTERS...................................31

SECTION 7.4 SATISFACTION OF CONDITIONS........................................32

SECTION 7.5 ASSETS COVERED BY MSB LIABILITIES.................................32

ARTICLE VIII AGREEMENTS OF PURCHASER AND SELLER...............................32
SECTION 8.1 HART-SCOTT-RODINO COOPERATION.....................................32

SECTION 8.2 EMPLOYEES.........................................................32

SECTION 8.3 RESTRICTED ASSETS.................................................33

SECTION 8.4 TEMPORARY SERVICES AGREEMENT......................................33

ARTICLE IX CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS................33
SECTION 9.1 REPRESENTATIONS AND WARRANTIES....................................33

SECTION 9.2 PERFORMANCE.......................................................33

SECTION 9.3 NO ORDER..........................................................33

SECTION 9.4 SALE PROCEDURES/BANKRUPTCY COURT ORDERS...........................34

SECTION 9.5 EXPIRATION OF THE HSR ACT WAITING PERIOD..........................34

SECTION 9.6 MSB LIABILITIES...................................................34

SECTION 9.7 ADJUSTED ACCOUNTS RECEIVABLE......................................34

SECTION 9.8 NO MATERIAL ADVERSE CHANGE........................................34

ARTICLE X CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS....................35
SECTION 10.1 REPRESENTATIONS AND WARRANTIES...................................35

SECTION 10.2 PERFORMANCE......................................................35

SECTION 10.3 NO ORDER.........................................................35

SECTION 10.4 BANKRUPTCY COURT ORDERS..........................................35

SECTION 10.5 EXPIRATION OF THE HSR ACT WAITING PERIOD.........................36

ARTICLE XI COVENANTS AND AGREEMENTS SUBSEQUENT TO THE CLOSING.................36
SECTION 11.1 BOOKS AND RECORDS; ACCESS........................................36
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SECTION 11.2 FURTHER ASSURANCES...............................................36

ARTICLE XII TERMINATION.......................................................37
SECTION 12.1 TERMINATION......................................................37

SECTION 12.2 EFFECT OF TERMINATION............................................38

ARTICLE XIII MISCELLANEOUS....................................................39
SECTION 13.1 PUBLIC ANNOUNCEMENTS.............................................39

SECTION 13.2 AMENDMENT; WAIVER................................................39

SECTION 13.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................39

SECTION 13.4 FEES AND EXPENSES................................................40

SECTION 13.5 NOTICES..........................................................40

SECTION 13.6 ASSIGNMENT.......................................................41

SECTION 13.7 GOVERNING LAW; CONSENT TO JURISDICTION...........................41

SECTION 13.8 WAIVER OF JURY TRIAL.............................................42

SECTION 13.9 ENTIRE AGREEMENT.................................................43

SECTION 13.10 SEVERABILITY....................................................43

SECTION 13.11 NO THIRD PARTY BENEFICIARIES....................................43

SECTION 13.12 COUNTERPARTS....................................................43

SECTION 13.13 GUARANTEE.......................................................43
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                            ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement (the "AGREEMENT"), dated as of April 9, 2003 (the "EXECUTION DATE"), is entered into by and among divine, inc., a Delaware corporation ("PARENT") and certain of its domestic subsidiaries set forth on the signature pages hereto ("SUBSIDIARIES" and together with Parent, the "SELLERS"), dS&MS Newco, Inc., a corporation formed pursuant to the laws of the Cayman Islands (the "PURCHASER") and, for purposes of Section 13.13 hereof, Golden Gate Private Equity, Inc., a Delaware corporation ("GOLDEN GATE").

                               W I T N E S S E T H

          WHEREAS, the Sellers are engaged in (i) the business of building, hosting, managing, monitoring, and securing clients' critical applications by offering design and engineering of managed hosting solutions; installation, configuration, and testing of hardware and software systems; ongoing maintenance, back-ups, and upgrades; performance and security monitoring; and technical support, including, without limitation, with respect to each of the products listed on EXHIBIT A attached hereto under the caption "Managed Services Products" (the "MANAGED SERVICES BUSINESS"), (ii) the business of deploying software solutions that focus on collaboration, workflow and relationship and content management such as voice-based customer contract tools, auto-response applications, telephony webinars (Web-based seminars), secured messaging, team interaction, content acquisition, organization and management, content delivery and training programs, and integrated software installation services through the divine Professional Services Group, including, without limitation, with respect to each of the products listed on EXHIBIT A hereto under the caption "SSO Products" (the "SOFTWARE SERVICES BUSINESS") and (iii) all other businesses and operations of the Sellers (the Managed Services Business, the Software Services Business and the other operative businesses of the Sellers are hereinafter referred to as the "BUSINESS");

          WHEREAS, each Seller is a debtor and a debtor in possession in a case (the "BANKRUPTCY CASE") filed in the United States Bankruptcy Court for the District of Massachusetts, Eastern Division (the "BANKRUPTCY COURT") under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101, et seq. (the "BANKRUPTCY CODE") on February 25, 2003 (the "PETITION DATE").

          WHEREAS, upon the terms and subject to the conditions set forth herein, the Sellers desire to transfer, sell, convey, assign and deliver to the Purchaser, and the Purchaser desires to acquire from Sellers, substantially all of the assets of the Sellers primarily used in the Business, and Purchaser desires to assume certain liabilities of the Sellers primarily incurred in connection with the Business in accordance with the terms and subject to the conditions of this Agreement (the "PROPOSED Transaction"); and

          WHEREAS, the parties desire to consummate the Proposed Transaction, including (i) the sale of the Transferred Assets to the Purchaser pursuant to Sections 363(b), (f) and (m) of the Bankruptcy Code, free and clear of all Liens except Assumed Liabilities and Permitted Exceptions, and (ii) the assignment by the Sellers and the assumption by the

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Purchaser, pursuant to Section 365 of the Bankruptcy Code, of all Assigned
Contracts to be assigned to the Purchaser under this Agreement, as promptly as practicable after the Bankruptcy Court enters an order approving the Proposed Transaction (the "SALE APPROVAL ORDER").

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

             SECTION 1.1 DEFINITIONS. The following terms, as used in this Agreement, shall have the following meanings:

          "Accounts Receivable" shall mean all accounts receivable of the Sellers as of the Closing Date to the extent relating to the Business, including any unbilled accounts receivable of the Sellers as of the Closing Date.

          "Acquisition Documents" shall mean, collectively, this Agreement, the Bill of Sale and the Assignment and Assumption Agreement and all agreements, instruments, certificates and other documents executed and delivered in connection herewith or contemplated hereby.

          "Action" shall mean any claim, dispute, demand, cause of action or action asserted in any arbitration, litigation, adversary proceeding, mediation, suit, investigation or other proceeding and any appeal therefrom.

          "Adjusted Accounts Receivable" shall mean (i) the $43,033,080 of gross billed and unbilled outstanding domestic accounts receivable as of 12:01 am Eastern Time on March 18, 2003, PLUS (ii) any new billed domestic accounts receivable (without duplication to unbilled accounts receivable included in clauses (i) or this clause (ii)) and any new unbilled domestic accounts receivable, in each case, that accrued at any time during the period from March 18, 2003 through the Business Day prior to the Closing Date, all as determined in accordance with GAAP, MINUS (iii) the amount of cash collections during the period from March 18, 2003 through the Business Day prior to the Closing Date with respect to the accounts receivable described in clauses (i) and (ii).

          "Adjustment Amount" shall mean 25% of the amount by which the MSB Liabilities are less than $8,000,000 as of the Effective Time. The Adjustment Amount shall be calculated after giving effect to any payments made to reduce the MSB Liabilities on or prior to the Effective Time, including any such payments made, at the sole discretion of the Sellers, with the proceeds of the Purchase Price contemporaneously with the Effective Time.

          "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common

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control with, such Person. As used in this definition, the term "control"
(including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct the management policies of such Person, whether through the voting power of outstanding securities, by contract or otherwise.

          "Agreement" shall mean this Asset Purchase Agreement and shall include all of the Schedules and Exhibits attached hereto.

          "Allocation" shall have the meaning ascribed to such term in Section
2.6 hereof.

          "Alternative Transaction" shall mean any transaction occurring after the Execution Date involving the consummation of the sale pursuant to Section 363(b) of the Bankruptcy Code or otherwise with respect to any of (i) the entire Business, (ii) the Managed Services Business or (iii) the Software Services Business, in any such case, by the Sellers to a purchaser other than the Purchaser and/or one or more of its Affiliates at any time during the pendency of the Bankruptcy Case or thereafter.

          "Approval" shall mean any approval, authorization, consent, license, franchise, order or permit of or by, notice to, or filing or registration with, a Person.

          "Assets" shall mean both the Transferred Assets and the Excluded
Assets.

          "Assigned Contracts" shall mean (i) all Contracts listed on Schedule 1.1(a) and (ii) to the extent assignable, all Contracts set forth on Schedule 1.1(b). The Purchaser shall have the right, by written notice delivered to the Sellers, at any time during the period from and after the date hereof through 12:01 pm Eastern Time on the Bid Date (or such later date on or prior to the Closing Date as may be mutually agreed upon by the Purchaser and the Sellers), to delete any Contract (including any lease of real property or any capital equipment lease obligation or debt obligation set forth on Schedule 2.3(a)(iii)) from Schedule 1.1(a) or Schedule 1.1(b) hereof and Schedule 2.3(a)(iii) hereof (it being understood that any such Contract deleted by the Purchaser from such schedules through such date may subsequently be rejected by the Sellers in the Bankruptcy Case). The Purchaser shall also have the right by written notice delivered to the Sellers, at any time during the period from and after the date hereof through and including twenty (20) Business Days after the Closing Date, to add (x) any Contract that is not a Restricted Contract to Schedule 1.1(a) hereof and (y) any Contract that is a Restricted Contract to Schedule 1.1(b) hereof (excluding, in each case, employment agreements to which any Seller is a party), PROVIDED, in each case, that such Contract has not been previously rejected in the Bankruptcy Case, and PROVIDED FURTHER that (a) the Sellers' obligation with respect to any Contract so added shall be limited to filing a motion with the Bankruptcy Court to approve the transfer of such Contract to the Purchaser and using reasonable best efforts to effectuate such transfer and (b) to the extent such Contract is added after the Closing Date, the Purchaser shall pay all amounts which may be payable pursuant to Section 365(b) of the Bankruptcy Code on account of the assignment and assumption of such Contract. Schedules 1.1(a) and 1.1(b) also include the estimated amounts (as of the date hereof) of all amounts which may be payable pursuant to

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Section 365(b) of the Bankruptcy Code on account of the assumption and assignment of any Assigned Contract.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement, substantially in the form attached hereto as EXHIBIT B.

          "Assumed Liabilities" shall have the meaning ascribed to such term in
Section 2.3 hereof.

          "Auction Time" shall mean 9:00 am Eastern Time on Monday, April 14, 2003 or, if the Bankruptcy Court delays the date of the Auction (as defined in the Sales Procedure Order), 9:00 am Eastern Time on such later date as the Auction is held (it being understood that the Sellers have requested an extension of the Auction Time in a motion filed with the Bankruptcy Court on April 8, 2003).

          "Bankruptcy Case" shall have the meaning ascribed to such term in the recitals to this Agreement.

          "Bankruptcy Code" shall have the meaning ascribed to such term in the recitals to this Agreement.

          "Bankruptcy Court" shall have the meaning ascribed to such term in the recitals to this Agreement.

          "Bankruptcy Court Orders" shall mean the Sale Procedures Order and the Sale Approval Order.

          "Beneficiaries" shall have the meaning ascribed to such term in
Section 13.13(a) hereof.

          "Beneficiary" shall have the meaning ascribed to such term in Section 13.13(a) hereof.

          "Bid Date" shall mean Friday, April 11, 2003 or, if the Bankruptcy Court extends the Bid Deadline (as defined in the Sale Procedures Order) beyond April 11, 2003, it shall mean the date of the Bid Deadline (it being understood that the Sellers have requested an extension of the Bid Date in a motion filed with the Bankruptcy Court on April 8, 2003).

          "Bill of Sale" shall mean the bill of sale transferring to the Purchaser the Transferred Assets, substantially in the form attached hereto as EXHIBIT C.

          "Books and Records" shall have the meaning ascribed to such term in
Section 2.1(f) hereof.

          "Break-Up Fee" shall mean cash in an amount equal to $1,140,000.

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          "Business" shall have the meaning ascribed to such term in the recitals to this Agreement.

          "Business Day" shall mean a day that is not a Saturday, a Sunday or a day on which banks in the State of Illinois are required or authorized to close for regular banking business.

          "Claims" shall mean all claims, causes of action, choses in action, rights of recovery and rights of set-off of whatever kind or description against any person or entity.

          "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

          "Closing Date" shall mean (i) the later of (A) the Business Day that is three (3) Business Days after the date that all the conditions to Closing described in Article IX and Article X hereof have been fully satisfied or waived by the appropriate party or parties or (B) the Business Day that is ten (10) Business Days after the Auction (as defined in the Sale Procedures Order) or
(ii) such other date as the Purchaser and the Sellers may mutually agree upon.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Committee" shall mean the Official Committee of Unsecured Creditors in the Bankruptcy Case.

          "Contract" shall mean each instrument, contract, license and other agreement, including real property leases, operating leases, capital leases, unexpired leases of personal property and other leases, in each case primarily relating to the Business, to which any Seller is a party or by which it or any of the Transferred Assets is bound.

          "Deposit" shall have the meaning ascribed to such term in Section 2.5 hereof.

          "Drop Dead Date" shall have the meaning ascribed to such term in
Section 12.1(f) hereof.

          "d/W-H" shall have the meaning ascribed to such term in Section 2.2(b) hereof.

          "Effective Time" shall mean 12:01 a.m. on the Closing Date.

          "Eligible Employee" shall mean any individual in the employment of any Seller with respect to the Business as of the Effective Time.

          "Environmental Laws" shall mean Laws relating to the protection of the environment and/or human health and safety from environmental effects or to the generation, management, removal, remediation, emission, discharge, control, processing, use, treatment, storage, disposal, transport, release, recycling, or handling of Hazardous Materials.

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          "Environmental Permits" shall mean all permits, licenses,
authorizations, registrations and other governmental consents required under Environmental Laws.

          "Equipment" shall mean each item of machinery, equipment and fixture owned by any Seller as of the Execution Date, or any subsequent replacements or additions thereto in each case which has been or is now primarily used by any Seller in connection with the Business.

          "Escrow Account" shall have the meaning set forth in the Escrow Agreement.

          "Escrow Agent" means U.S. Bank, N.A.

          "Escrow Agreement" shall mean the Escrow Agreement, dated as of the date hereof, entered into by and among the Purchaser, Parent and Escrow Agent.

          "Excluded Assets" shall have the meaning ascribed to such term in
Section 2.2 hereof.

          "Excluded Liabilities" shall have the meaning ascribed to such term in
Section 2.4 hereof.

          "Execution Date" shall have the meaning ascribed to such term in the preamble to this Agreement.

          "Executory Contracts" shall mean all Contracts to which any Seller is a party that constitute "executory contracts" as such term is used in Section 365 of the Bankruptcy Code.

          "Expense Reimbursement" shall have the meaning ascribed to such term in Section 12.2(c) hereof.

          "Final Order" shall mean an order, judgment or other decree, the operation or effect of which has not been reversed, stayed, modified or amended, and which is no longer subject to appeal, certiorari proceeding, or other proceeding for review or rehearing and as to which no appeal, certiorari proceeding or other proceeding for review or rehearing shall then be pending.

          "Foreign Subsidiaries" shall have the meaning ascribed to such term in
Section 2.7 hereof.

          "Foreign Subsidiary" shall have the meaning ascribed to such term in
Section 2.7 hereof.

          "Foreign Subsidiary Option" shall have the meaning ascribed to such term in Section 2.7 hereof.

          "GAAP" shall mean generally accepted accounting principles in the United States.

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          "Golden Gate" shall have the meaning ascribed to such term in the preamble to this Agreement.

          "Governmental Authority" shall mean any foreign, federal, state, local or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity including any arbitrator or arbitration panel, including, without limitation, the Bankruptcy Court.

          "Guaranteed Obligations" shall have the meaning ascribed to such term in Section 13.13(a) hereof.

          "Guaranty" shall have the meaning ascribed to such term in Section 13.13(a) hereof.

          "Hazardous Materials" means any substance: (i) the presence of which requires or may require investigation, remediation, monitoring or control of any kind under any Environmental Laws; or (ii) which is or becomes regulated or defined as "hazardous waste," "hazardous material," "hazardous substance," "friable asbestos," "radioactive material," "radioactive waste," "low-level radioactive waste," "oil," "petroleum," "petroleum products," "polychlorinated biphenyls," "volatile organic compounds" (including those that are airborne) or "wastewater" under any Environmental Law.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          "Illinois Court" shall have the meaning ascribed to such term in
Section 13.7(c) hereof.

          "Intellectual Property" shall mean all of the following whether patented or patentable or not and whether or not such items have been reduced to written, computer-readable or other tangible form and irrespective of where any of the same were issued, are pending or exist that are owned by, issued to or licensed by any Seller and that primarily relate to the Business: United States and foreign patents of any description, and applications therefor, utility models and utility model applications (whether owned or licensed), including any equivalents, divisionals, continuations, continuations-in-part, re-issues, registrations, additions or extensions thereof, as well as any further patents, patent applications, utility models and utility model applications (whether owned by or licensed); United States (federal, state and common law) and foreign trademarks and other trade names, service marks, logos, labels, trade dress, advertising and package designs, and other trade rights (and all goodwill associated with the foregoing), whether or not registered and all applications therefor; United States and foreign copyrights, whether or not registered and all applications therefor (including copyrights in computer software and computer software documentation, source code and systems documentation), all other rights relating to computer software, Web sites, domain name registrations, know-how, trade secrets, business leads, research and results thereof, technology, techniques, data, methods, processes, instructions, drawings and specifications, inventions, discoveries, improvements, designs, processes, formulae, recipes, shop rights and license agreements and other agreements

                                       11
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of every kind and character relating to any of the foregoing, and all claims and causes of action relating to any of the foregoing, including all claims or causes of action for past infringement, and all other intellectual property rights of any kind or nature.

          "Inventory" shall mean all inventories owned by any Seller wherever located that primarily relate to the Business. For purposes hereof, inventories shall include packaging, finished goods, raw materials, supplies, work in process, spare parts and other miscellaneous items of tangible property normally considered a part of "inventory" under GAAP.

          "knowledge" means (i) with respect to Sellers, the actual knowledge, without independent investigation, of each of the executive officers of Sellers, and (ii) with respect to the Purchaser, the actual knowledge, without independent investigation, of each officer of Purchaser.

          "Law" shall mean any law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process promulgated by any Governmental Authority as in effect from time to time (including, without limitation, any zoning or land use law or ordinance, building code, Environmental Law, securities, blue sky, civil rights or occupational health and safety law or regulation and any court, administrative agency or arbitrator's order or process).

          "Liability" shall mean any debt, liability, commitment and guaranty, warranty or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, potential, contingent or otherwise, and whether due or to become due.

          "Lien" shall have the meaning assigned to such term under Section 101(37) of the Bankruptcy Code.

          "Managed Services Business" shall have the meaning ascribed to such term in the recitals to this Agreement.

          "Material Adverse Change" shall mean a material adverse change in (i) the Business or the Transferred Assets, (ii) the properties, business, results of operations or condition of the Sellers, (iii) the ability of the Sellers to consummate the Proposed Transaction contemplated by this Agreement or (iv) the ability of the Purchaser or the Purchaser's Affiliates to operate the Business of the Sellers (other than the Excluded Assets) after the Closing Date in substantially the same manner as they were operated prior to the occurrence of a Material Adverse Change of the type described in clauses (i) and (ii) above; PROVIDED, HOWEVER, that any material adverse change resulting from (a) changes in the technology managed services or software services industries generally (which changes do not affect the Business disproportionately), (b) changes in the economy generally in the United States, Canada, Europe or Asia (which changes do not affect the Business disproportionately), or (c) changes directly caused by the transactions contemplated by this Agreement, shall not constitute a Material Adverse Change.

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          "MSB Liabilities" shall have the meaning ascribed to such term in
Section 2.3(a)(iii) hereof.

          "Non-Disclosure Agreement" shall have the meaning ascribed to such term in Section 6.2 hereof.

          "Other Personalty" shall mean all personal property (including parts, furniture and furnishings), other than Equipment, Intellectual Property and Inventory, owned, held or leased by any Seller, in each case that primarily relates to the Business.

          "Parent" shall have the meaning ascribed to such term in the preamble to this Agreement.

          "Permitted Exceptions" means imperfections of title, restrictions or encumbrances, if any, that (a) do not materially impair the use and operation of such asset in the Business as currently conducted or (b) are caused solely by the Purchaser.

          "Person" shall mean any individual, general or limited partnership, corporation, limited liability company, association, business trust, joint venture, Governmental Authority, business entity or other entity of any kind or nature.

          "Petition Date" shall have the meaning ascribed to such term in the recitals to this Agreement.

          "Proposed Transaction" shall have the meaning ascribed to such term in the recitals to this Agreement.

          "Purchase Price" shall have the meaning ascribed to such term in
Section 2.5 hereof.

          "Purchaser" shall have the meaning ascribed to such term in the preamble to this Agreement.

          "Real Property" shall have the meaning ascribed to such term in
Section 4.9 hereof.

          "Representative" shall mean, with respect to a Person, any employee, officer, director, stockholder, partner, accountant, attorney, investment banker, broker, finder, investor, subcontractor, consultant or other authorized agent or representative of such Person.

          "Restricted Assets" shall have the meaning ascribed to such term in
Section 3.3 hereof.

          "Restricted Contract" shall mean any Contract which, notwithstanding the provisions of Sections 363 and 365 of the Bankruptcy Code, if Transferred without the Approval of the non-debtor party thereto, would (i) result in excusing the non-debtor party thereto from

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accepting performance from the Purchaser, (ii) constitute a breach thereof or
(iii) in any way affect the rights of any Seller or the Purchaser, as the case may be, thereunder.

          "RoweCom" shall have the meaning ascribed to such term in Section 2.2(b) hereof.

          "Sale Approval Order" shall have the meaning ascribed to such term in the recitals to this Agreement. The Sale Approval Order shall be substantially similar in form and substance to the sale approval order attached hereto as EXHIBIT D.

          "Sale Procedures Motion" shall mean the Sellers' motion filed with the Bankruptcy Court seeking entry of the Sale Procedures Order.

          "Sale Procedures Order" shall mean the order of the Bankruptcy Court entered on March 20, 2003 with respect to approving the Break-Up Fee and over bidding procedures.

          "Schedules" means the schedules annexed hereto and made a part hereof.

          "Sellers" shall have the meaning ascribed to such term in the preamble to this Agreement.

          "Software Services Business" shall have the meaning ascribed to such term in the recitals to this Agreement.

          "Tax" shall mean any federal, state, province, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Return" shall mean any return, report, declaration, claim for refund, estimate, election, or information statement or return relating to any Tax, including any schedule or attachment thereto, and any amendment thereof.

          "Temporary Services Agreement" shall have the meaning ascribed to such term in Section 8.4 hereof.

          "Transfer" shall mean any sale, transfer, conveyance, assignment, delivery or other disposition, and "Transfer" or "Transferred," used as a verb, shall each have a correlative meaning.

          "Transferred Assets" shall have the meaning ascribed to such term in
Section 2.1 hereof.

          "Transferred Facilities" shall mean the facilities identified on
Schedule 2.1(h).

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          SECTION 1.2 ADDITIONAL DEFINITIONS. In addition to the foregoing defined terms, other capitalized terms appearing in this Agreement shall have the respective meanings ascribed to such terms where they first appear in the text of this Agreement.

          SECTION 1.3 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

          SECTION 1.4 SCHEDULES. Unless the context otherwise requires, all capitalized terms used in the Schedules shall have the respective meanings assigned in this Agreement. No reference to or disclosure of any item or other matter in the Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Schedules. No disclosure in the Schedules relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Any information, item or other disclosure set forth in any Schedule shall be deemed to have been set forth in all other applicable Schedules if the relevance of such disclosure to such other Schedules is reasonably apparent from the facts specified in such disclosure.

          SECTION 1.5 REFERENCES TO ARTICLES, ETC. All references herein to Articles, Sections, Exhibits and Schedules shall be to Articles and Sections of and Exhibits and Schedules to this Agreement.

          SECTION 1.6 REFERENCES TO "HEREIN," ETC. As used in this Agreement, the words "herein," "hereof," "hereby" and "hereunder" shall refer to this Agreement as a whole, and not to any particular section, provision or subdivision of this Agreement.

                                   ARTICLE II
                        PURCHASE AND SALE OF THE ASSETS;
                                 PURCHASE PRICE

          SECTION 2.1 PURCHASE AND SALE OF THE ASSETS. Except for the Excluded Assets set forth in Section 2.2 below, at and as of the Effective Time, the Sellers shall Transfer to the Purchaser, and the Purchaser shall purchase and accept from the Sellers, free and clear of all Liens to the maximum extent provided in the Sale Approval Order, all of the Sellers' right, title and interest in and to the following assets (the "TRANSFERRED ASSETS"):

               (a) the Accounts Receivable, a recent summary schedule of which is attached hereto as Schedule 2.1(a) (it being understood that such schedule does not reflect Accounts Receivable as of the Closing Date that will be included in the Transferred Assets);

               (b) the Equipment and Other Personalty whether located at the Transferred Facilities of the Sellers or elsewhere;

               (c) the Intellectual Property primarily used in the Business, including, without limitation, the patented or registered Intellectual Property set forth on Schedule 2.1(c) and pending patent applications or other applications for the registration of Intellectual Property;

               (d) all Inventory, a recent summary schedule of which is attached hereto as Schedule 2.1(d) (it being understood that such schedule does not reflect Inventory as of the Closing Date that will be included in the Transferred Assets);

               (e) all rights of the Sellers under Assigned Contracts;

               (f) originals or copies of all books, financial and other records and information which has been reduced to written, recorded or encoded form, in each case to the extent related to the Business (collectively, the "BOOKS AND RECORDS");

               (g) licenses and permits primarily used in the operation of the Business, to the extent transferable;

               (h) subject to the Purchaser's right to reject any lease of Real Property in accordance with the terms of this Agreement, owned and leased Real Property primarily used in the operation of the Business, each parcel of which is set forth on Schedule 2.1(h);

               (i) any warranties of third parties on any Transferred Assets;

               (j) all prepaid expenses, security deposits and other credits owed to the Sellers from third parties, to the extent primarily related to the Transferred Assets;

               (k) all rights and incidents under policies, contracts or arrangements related to insurance of any Seller to the extent related to Assumed Liabilities or Transferred Assets and to the extent transferable (it being understood that (i) such policies will be cancelled at Closing (except the Lloyd's of London patent enforcement insurance policy which shall be transferred to the Purchaser) and the Sellers will be entitled to any refunds upon such cancellation and (ii) the Sellers' directors and officers insurance policies will constitute Excluded Assets in all respects);

               (l) all right, title and interest of the Sellers in the divine Interventures, inc. and the Viant Ventures, Inc. capital investment portfolios, whether or not any Contract related thereto purports to restrict the transferability of the same, to the extent transferable under the Bankruptcy Code free of such restrictions (it being understood that the Sellers shall use their reasonable best efforts to obtain any necessary Approvals to effect such transfers and in the event such assets cannot be transferred, then the Sellers shall continue to hold such assets in trust for the exclusive benefit of the Purchaser, and immediately following the receipt by the Sellers of any proceeds or other item of value with respect to any such assets, the Sellers shall immediately turn over the same to the Purchaser in the same form as received), and the non-core patent portfolios;

               (m) all rights and claims of the Sellers of every kind and description under all non-disclosure, confidentiality, non-competition, non-solicitation, assignment of invention and other agreements of a comparable nature with (i) all present and former employees of the Sellers other than Eligible Employees who are hired by the Purchaser to the extent such agreements relate to the Transferred Assets and (ii) all Eligible Employees who are hired by the Purchaser whether or not such agreements relate to the Transferred Assets; and

               (n) all other assets primarily related to the Business, other than any Excluded Assets.

          SECTION 2.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained herein, including in Section 2.1 above, the Sellers shall retain all of their right, title and interest in and to, and shall not Transfer to the Purchaser, the foregoing (collectively, the "EXCLUDED ASSETS"):

               (a) all cash, cash equivalents and marketable securities, including, but not limited to, any and all cash, check, money order, wire transfer or other deposits of the Sellers received prior to the Effective Time and deposited into the bank or other deposit accounts of the Sellers prior to the Effective Time, whether or not such deposits have cleared;

               (b) any tangible or intangible assets of RoweCom, Inc., a Delaware corporation ("ROWECOM") and divine/Whittman-Hart, Inc., an Illinois corporation ("D/W-H") and their respective direct or indirect subsidiaries;

               (c) all Contracts that are not Assigned Contracts;

               (d) all prepaid expenses, security deposits and other credits owed to the Sellers from third parties, to the extent not primarily related to the Transferred Assets;

               (e) all intercompany rights or obligations between any Sellers;

               (f) all rights and incidents under policies, contracts or arrangements other than as set forth in Section 2.1(k) above;

               (g) all rights, demands, Claims, and Actions of Sellers (except to the extent related to a Transferred Asset or an Assumed Liability);

               (h) all defenses, Claims, counter-Claims, rights or offset and other Actions against any Person asserting or seeking to enforce any Liability against the Sellers, to the extent such Liability is not assumed by the Purchaser pursuant to this Agreement;

               (i) any intracompany or Affiliate receivables, advances or indebtedness of any Seller;

               (j) any rights of any Seller under this Agreement;

               (k) subject to Section 6.5 hereof, any avoidance or similar Actions, including but not limited to Actions under sections 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code;

               (l) any income tax refunds or credits arising out of the operation of the Business prior to the Closing Date;

               (m) any bids received from any other Person in connection with the proposed sale of the Business or the Transferred Assets and any analyses prepared by or on behalf of Sellers of any bids for the Business or any materials relating to the negotiations with any potential bidder;

               (n) any Books and Records related to the Sellers' employees the Transfer of which would conflict with any confidentiality or privacy obligation of the Sellers under applicable Law;

               (o) any assets of any employee benefit plan of any Seller and any rights under any such plan or any contract, agreement or arrangement between any employee or consultant and Sellers;

               (p) all rights of the Sellers under the agreements set forth on
     Schedule 2.2(p) under which the counterparty or counterparties agree not to compete with the Business or agree to keep confidential information regarding the Business, but only to the extent such agreements are not assignable to the Purchaser as a matter of law under the Bankruptcy Code;

               (q) except as set forth in Section 2.7 below, the capital stock of any subsidiary of any Seller;

               (r) assets primarily relating to the Net Unlimited business of the Sellers;

               (s) any professional retainer fees previously paid by the Sellers;

               (t) the assets listed on Schedule 2.2(t) which includes certain computers and related information technology necessary to wind-up the Bankruptcy Case;

               (u) all employment agreements to which any Seller is a party; PROVIDED that to the extent any benefit of a nature described in Section 2.1(m) arising under any such employment agreement is transferable to the Purchaser without the consent of the employee (notwithstanding the fact that such employment agreements will not be assumed by or assigned to the Purchaser, and are intended to be rejected by the Sellers in the Bankruptcy
     Case), then such benefit shall be included in the Transferred Assets;

               (v) any monies escrowed by customers of RoweCom; and

               (w) all bank and other deposit accounts of the Sellers.

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

          SECTION 2.3 ASSUMPTION OF LIABILITIES.

          (a) Subject to the terms and conditions of this Agreement, at and as of the Effective Time, the Purchaser shall assume and agree to pay, perform, discharge and satisfy when due in accordance with their terms the following
Liabilities:

               (i) Liabilities under any of the Assigned Contracts accruing, arising out of or relating to periods after the Effective Time;

               (ii) any amount which may be payable pursuant to Section 365(b) of the Bankruptcy Code on account of the assumption and assignment of any Assigned Contract shall be borne 25% by the Purchaser and 75% by the Sellers;

               (iii) other than any item described in this Section 2.3(a)(iii) which the Purchaser elects to delete from Schedule 1.1(a) and Schedule 2.3(a)(iii), by written notice delivered to the Sellers, at any time during the period from and after the date hereof through 12:01 pm Eastern Time on the Bid Date (or such later date on or prior to the Closing Date as may be mutually agreed upon by the Purchaser and the Sellers), those capital equipment lease obligations of the Managed Services Business and debt obligations under outstanding promissory notes of the Managed Services Business identified on Schedule 2.3(a)(iii) (excluding all amounts which may be payable pursuant to Section 365(b) of the Bankruptcy Code on account of the assumption and assignment of any such capital lease obligations and debt obligations and giving effect to any reduction to any such obligations occurring on or prior to the Effective Time) (the "MSB LIABILITIES") (it being expressly understood that the Sellers may renegotiate the terms of or prepay any of the MSB Liabilities on or prior to the Effective Time (including with proceeds of the Purchase Price) so long as the payment terms of the MSB Liabilities after the Effective Time resulting from any such renegotiation or prepayment are no less favorable than those in existence as of the date hereof, and so long as (A) the weighted average interest rate and the weighted average life to maturity of the MSB Liabilities as of the Effective Time do not exceed the weighted average interest rate and the weighted average life to maturity of the MSB Liabilities as of the date hereof and (B) the restructuring of the MSB Liabilities will not require the Purchaser to make any additional cash payments in connection therewith (other than payments in respect of amounts which may be payable pursuant to Section 365(b) of the Bankruptcy Code on account of the assumption and assignment of any such capital lease or debt obligation in accordance with Section 2.3(a)(ii) hereof) other than with respect to the principal of, or interest on, such Liabilities which comply with the requirements of clause (A) above);

               (iv) any Liabilities for accrued vacation with respect to Eligible Employees who are hired by the Purchaser at the Effective Time or within 30 days following the Closing Date;

               (v) except for any items specifically excluded pursuant to
     Section 2.4 (iii) hereof, any unpaid post-Petition Date accounts payable of the Sellers incurred in the ordinary course of business in an amount not to exceed $2,000,000 in the aggregate; and

               (vi) any Liabilities covered by warranties assigned to the Purchaser pursuant to Section 2.1(i) of this Agreement.

          (The Liabilities described in the foregoing clauses (i), (ii), (iii), (iv), (v) and (vi) are collectively defined herein as the "ASSUMED LIABILITIES").

               (b) From the date hereof through the Closing Date, Sellers shall use reasonable best efforts to obtain settlements or stipulations (but without any obligation of any Seller to pay any amount in respect of such settlements, except as specified in Section 2.3(a) hereof) with any party that objects to the assumption and assignment of an Assigned Contract or any related cure amount. Notwithstanding any provision contained herein to the contrary, from and after the date hereof through the Closing Date: (i) the Sellers will not reject, without the prior consent of the Purchaser, any Executory Contract other than (A) those Executory Contracts which are currently subject to motions pending before the Bankruptcy Court as of the date hereof and (B) Contracts that are Excluded Assets and (ii) the Sellers will consult with the Purchaser with respect to the restructuring of, and negotiations with respect to the amount of cure costs to be paid in respect of, any Assigned Contract (including, without limitation, any such Assigned Contract described in Section 2.3(a)(iii) hereof).

          SECTION 2.4 EXCLUDED LIABILITIES. Except for the Assumed Liabilities, the Purchaser shall not assume, and shall have no liability or obligation for any other Liabilities of the Sellers including, without limitation (except to the extent included in the Assumed Liabilities) any Liability arising out of, or related to, any (i) employee of the Sellers (other than pursuant to Section 2.3(a)(iv) above), including any Liability with respect to any key employee retention plans; (ii) any severance payable to any employee of the Business (other than any such person who accepts employment with the Purchaser); (iii) any costs or expenses incurred in connection with, or related to, the administration of the Bankruptcy Case, including without limitation, any accrued professional fees and expenses of the Sellers' attorneys, accountants, financial advisors and other professional advisors related to the Bankruptcy Case; (iv) Liabilities arising under any and all Contracts of the Sellers which are not Assigned Contracts; (v) Liabilities to the extent relating to the Excluded Assets; (vi) except as set forth in Section 2.3, Liabilities for any capital leases or indebtedness for borrowed money of any kind or nature; (vii) any royalties related to any period of time prior to the Petition Date; (viii) any income Taxes of any kind or nature; (ix) intercompany payables, intercompany loans or other intercompany liabilities of any kind or nature; (x) any pre-Closing litigation, claim or assessment, breach of contract, breach of warranty, tort, infringement, violation of law or environmental matters arising from circumstances or events prior to the Closing Date, in each case, of any kind or nature and whether related to the Business or otherwise and regardless of when commenced; or (xi) any Liabilities arising out of or related to any outstanding checks or other cash payments (whether paid by check, wire transfer or otherwise) issued, made or drawn on any bank or other deposit accounts of the Sellers at any time, including any Liabilities with respect to cash overdrafts on such accounts (collectively, the "EXCLUDED LIABILITIES").

          SECTION 2.5 PURCHASE PRICE. In consideration for the Transferred Assets, the Purchaser shall pay to the Sellers by wire transfer of immediately available funds Thirty-Eight Million Dollars ($38,000,000) plus the Adjustment Amount payable at Closing, as the same may be adjusted pursuant to Section 9.6 or Section 9.7 hereof (the "PURCHASE PRICE"). Upon the execution and delivery of this Agreement by the parties hereto, the Purchaser shall deposit $2,850,000 into the Escrow Account. Upon entry by the Bankruptcy Court of the Sale Approval Order approving the sale and transfer of the Transferred Assets to the Purchaser, the Purchaser shall deposit an additional $950,000 into the Escrow Account (the funds deposited into the Escrow Account, together with any accrued interest thereon after the date hereof, are collectively referred to as the "DEPOSIT"). Upon termination of this Agreement for any reason other than as set forth in the following sentence, immediately following such termination, the Purchaser and Parent shall execute joint written instructions to the Escrow Agent instructing the Escrow Agent to return the Deposit to the Purchaser. If this Agreement is terminated as a result of the Purchaser's material breach of its obligations under this Agreement, and the Sellers are not in material breach of their obligations under this Agreement, immediately following such termination, the Purchaser and Parent shall execute joint written instructions to the Escrow Agent instructing the Escrow Agent to return the Deposit to the Sellers. If this Agreement is terminated as set forth in the preceding sentence, the Deposit shall be paid to the Sellers as liquidated damages, it being agreed that such payment of the Deposit shall constitute full payment for any and all damages suffered by the Sellers by reason thereof and that the Sellers shall have no rights to or claims for damages from the Purchaser or any of its Affiliates other than the right to the Deposit. Each of the parties agree in advance that the Sellers' actual damages would be difficult to ascertain and that the amount of liquidated damages to be paid to the Sellers is a fair and equitable amount to compensate the Sellers for damages sustained from termination of this Agreement in the circumstances specified above. Simultaneously with the consummation of the Proposed Transaction contemplated hereby, the Purchaser and Parent shall execute joint written instructions to the Escrow Agent instructing the Escrow Agent to wire the Deposit to an account designated by the Sellers on the Closing Date.

          SECTION 2.6 ALLOCATION OF THE PURCHASE PRICE. No later than three (3) Business Days prior to the Closing Date, the parties will mutually agree upon an allocation of the total Purchase Price for the Transferred Assets (including the cash purchase price and the assumption of the Assumed Liabilities) and, if applicable, any Foreign Subsidiary, pursuant to Section 1060 of the Code and the regulations thereunder (the "ALLOCATION"). The Purchaser and the Sellers agree to use such Allocation in filing all required forms under Section 1060 of the Code and not take any position inconsistent with such Allocation upon any examination of any such Tax Return, in any refund claim or in any tax litigation.

          SECTION 2.7 FOREIGN SUBSIDIARIES. Effective as of the Closing Date, at the option of the Purchaser as may be determined in its sole discretion, the Sellers shall, or shall cause their respective Affiliates to (or, in the case of the U.K. and Spanish business operations, shall cause Kenneth Kinsella, or take such other appropriate steps, to) (the "FOREIGN SUBSIDIARY

OPTION") Transfer to the Purchaser or to one or more of its designated Affiliates, the capital stock of any of the foreign subsidiaries listed on EXHIBIT E attached hereto (any of the foregoing foreign subsidiaries which the Purchaser so elects to acquire individually referred to herein as a "FOREIGN SUBSIDIARY", and collectively as the "FOREIGN SUBSIDIARIES"); PROVIDED that the Purchaser must exercise the Foreign Subsidiary Option, if at all, no later than 30 days following the Closing Date. In connection therewith, immediately prior to any such Transfer, all intercompany receivables, payables, loans and investments and any other intercompany accounts of any type or nature between any Seller or any of its Affiliates that are controlled by any Seller and not subject to any insolvency or similar proceeding, on the one hand, and the Foreign Subsidiary(ies) the stock of which is the subject of such Transfer, on the other hand, shall be settled, cancelled or otherwise terminated or eliminated (it being understood that the Sellers will determine, in their sole discretion, the method of such termination or elimination).

                                   ARTICLE III
                                   THE CLOSING

          SECTION 3.1 TIME AND PLACE OF CLOSING. If all the conditions to Closing set forth in this Agreement have been satisfied or waived in writing prior to such date, the Closing shall take place at 10:00 a.m., Illinois time, on the Closing Date at the offices of Latham & Watkins Illinois LLC, 233 South Wacker Drive, Sears Tower Suite 5800, Chicago, Illinois 60606, or at such other time or place as may be mutually agreed upon by the parties hereto. The Closing, the Transfer of the Transferred Assets, the effectiveness of the documents, agreements and certificates delivered in accordance with this Agreement, and the consummation of the transactions contemplated hereby shall be deemed to occur at the Effective Time.

          SECTION 3.2 DELIVERIES AT CLOSING.

          (a) DELIVERIES BY PURCHASER. At the Closing, the Purchaser shall deliver to the Sellers the following:

               (i) a wire transfer of the Purchase Price (less the amount of the Deposit if the Deposit is wired by the Escrow Agent to an account designated by the Sellers on the Closing Date);

               (ii) the Assignment and Assumption Agreement;

               (iii) the Temporary Services Agreement;

               (iv) a certificate of an executive officer of the Purchaser to evidence compliance with the conditions set forth in Sections 10.1 through
     10.2 hereof and any other certificates to evidence compliance with the conditions set forth in Article X hereof as may be reasonably requested by the Sellers or their counsel;

               (v) any cure costs advanced by the Sellers on or prior to the Closing Date that would otherwise have constituted Assumed Liabilities pursuant to Section 2.3(a)(ii) hereof; and

               (vi) such other documents as Sellers' counsel may reasonably request that are customary for a transaction of this nature and necessary to evidence or consummate the transactions contemplated by this Agreement.

               (b) DELIVERIES BY THE SELLERS. At the Closing, the Sellers (or their Affiliates, if applicable) shall deliver to the Purchaser the following:

               (i) the Bill of Sale;

               (ii) the Assignment and Assumption Agreement;

               (iii) the Temporary Services Agreement;

               (iv) a certificate of an executive officer of each Seller to evidence compliance with the conditions set forth in Sections 9.1 through
     9.2 hereof and any other certificates to evidence compliance with the conditions set forth in Article IX hereof as may be reasonably requested by the Purchaser or its counsel; and

               (v) such other documents as Purchaser's counsel may reasonably request that are customary for a transaction of this nature and necessary to evidence or consummate the transactions contemplated by this Agreement.

          SECTION 3.3 ASSIGNMENT OF ASSIGNED CONTRACTS, ETC. Anything contained herein to the contrary notwithstanding, this Agreement shall not effect the Transfer of any Assigned Contract listed on Schedule 1.1(b) or any claim, right, or benefit arising thereunder or resulting therefrom, if, notwithstanding the provisions of Sections 363 and 365 of the Bankruptcy Code, a Transfer thereof, without the Approval of the non-debtor party thereto, would excuse the non-debtor party thereto from accepting performance from the Purchaser, constitute a breach thereof or in any way affect the rights of any Seller or the Purchaser, as the case may be, thereunder (collectively, "RESTRICTED ASSETS"). Any Transfer to the Purchaser of any Restricted Asset which shall, notwithstanding the provisions of Sections 363 and 365 of the Bankruptcy Code, require the Approval of any non-debtor party for such Transfer as aforesaid shall be made subject to such Approval being obtained.

          SECTION 3.4 SALES, USE AND OTHER TAXES. Any sales, use, purchase, transfer, stamp, or documentary stamp Taxes which may be payable by reason of the sale of the Transferred Assets or, if applicable, the capital stock of any Foreign Subsidiary, under this Agreement for the transactions contemplated herein and any and all claims, charges, interest or penalties assessed, imposed or asserted in relation to any such Taxes, shall be the responsibility and obligation of and timely paid by the Purchaser, it being agreed that the Sellers shall use commercially reasonable best efforts to obtain a waiver of such Taxes to the extent permitted under the Bankruptcy Code. In no event shall any party to this Agreement be responsible for the income taxes of any other party that arise as a consequence of the transactions consummated hereunder.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          As an inducement to the Purchaser to enter into this Agreement, the Sellers, jointly and severally, represent and warrant as of the date hereof and as of the Closing Date as follows:

          SECTION 4.1 ORGANIZATION. Except as set forth on Schedule 4.1, each Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and except as affected by the pendency of the Bankruptcy Cases, has the requisite power and authority to own, operate and lease its properties and assets and to conduct the Business as it is now being owned, operated, leased and conducted.

          SECTION 4.2 POWER AND AUTHORITY. (i) Each Seller has the requisite corporate power and authority to execute and deliver this Agreement and the other Acquisition Documents to which it is a party and, subject to the entry of the Sale Approval Order by the Bankruptcy Court, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, (ii) the execution and delivery by each Seller of this Agreement and the other Acquisition Documents to which it is a party, the performance of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of each Seller and by the Bankruptcy Court, and (iii) subject to the entry of the Sale Approval Order by the Bankruptcy Court, this Agreement and each other Acquisition Document to which each Seller is a party will constitute, upon the mutual execution and delivery thereof, the legal, valid and binding obligation of each Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Notwithstanding any provision contained in this Agreement to the contrary, the Sellers' obligations to pay the Break-up Fee in accordance with the terms of this Agreement and the Sellers' obligations to pay the Expense Reimbursement in accordance with the terms of this Agreement, upon the mutual execution and delivery of this Agreement by the parties hereto, constitutes the legal, valid and binding obligation of each Seller.

          SECTION 4.3 NO VIOLATION. Neither the execution and delivery by any Seller of this Agreement or any of the other Acquisition Documents to which it is a party, the performance by it of its obligations hereunder or thereunder, nor the consummation by it of the transactions contemplated hereby or thereby, will (i) contravene any provision of the certificate of incorporation and bylaws of any Seller; (ii) result in the creation or imposition of any Lien upon any of the properties or assets of any Seller, or (iii) violate, conflict with or require any Approval, other than entry of the Sale Approval Order by the Bankruptcy Court, under, any Law or any judgment, decree or order of any Governmental Authority to which any Seller is subject or by which it or any of its assets or properties are bound, except in the case of this clause (iii) any such violation which would not reasonably be expected to result in a Material Adverse Change.

          SECTION 4.4 ACTIONS. Except (i) as set forth on Schedule 4.4 and (ii) for Actions filed in the Bankruptcy Court with respect to the Bankruptcy Case, there is no Action pending or, to the knowledge of each Seller, threatened in writing, against any Seller (a) before any Governmental Authority relating to the Business or any Transferred Asset or any Environmental Laws, or (b) that questions or challenges the validity of this Agreement or the other Acquisition Documents or any action taken or proposed to be taken by each Seller pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby, and, to Sellers' knowledge, no condition exists which could reasonably be expected to lead to any such Actions, except in the case of clause (a) only, any such matter which would not reasonably be expected to result in a Material Adverse Change.

          SECTION 4.5 COMPLIANCE WITH LAWS. Except (i) as set forth on Schedule 4.5, (ii) as would not reasonably be expected to result in a Material Adverse Change, and (iii) as excused by the Bankruptcy Code or in connection with the Bankruptcy Cases, (a) no Seller is in violation of any Laws relating to the Business or the Transferred Assets, (b) no Seller has been notified in writing or has knowledge that it has been charged with or threatened in writing with, any charge concerning any violation of any provision of any Law relating to the Business or the Transferred Assets that has not already been resolved, and (c) no Seller is in violation of, or in default under, and no event has occurred which, with the lapse of time or the giving of notice, or both, would result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any Governmental Authority relating to the Transferred Assets or the Business.

          SECTION 4.6 TITLE TO PROPERTY. Except as set forth on Schedule 4.6, Seller has, and at the Closing will transfer to the Purchaser, good and marketable title to, or a valid leasehold interest in, all of the Transferred Assets free and clear of all Liens (other than Permitted Exceptions).

          SECTION 4.7 APPROVALS. Except (i) for Approval of the Bankruptcy Court, (ii) for Approval under the HSR Act, if applicable, (iii) for consents required to assign the Restricted Assets, and (iv) as set forth on Schedule 4.7, no material Approval of any Governmental Authority or other Person is required to be made, obtained or given by or with respect to any Seller in connection with the execution or delivery by each Seller of this Agreement and the other Acquisition Documents to which it is a party, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby, including without limitation the Transfer of the Transferred Assets to the Purchaser.

          SECTION 4.8 BROKER'S OR FINDER'S FEES. Except as set forth on Schedule 4.8, the Sellers have not authorized any Person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such Person to any investment banking, brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement or any of the other Acquisition Documents.

          SECTION 4.9 REAL PROPERTY. Schedule 2.1(h) sets forth the street address of each parcel of real property (the "REAL PROPERTY") primarily relating to the Business leased or subleased by each Seller and the name of the lessor or sublessor. Sellers do not own any real property that is primarily used in connection with the Business.

          SECTION 4.10 "AS IS" TRANSACTION. The Purchaser hereby acknowledges and agrees that, except as otherwise expressly provided in this Agreement, each Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Business or the Transferred Assets or, if applicable, the Foreign Subsidiaries (including, without limitation, income to be derived or expenses to be incurred in connection with the Transferred Assets or, if applicable, the Foreign Subsidiaries, the physical condition of any personal property comprising a part of the Transferred Assets, or, if applicable, owned by the Foreign Subsidiaries, or which is the subject of any Assigned Contract or assigned lease to be assumed by the Purchaser at the Closing, the environmental condition or other matter relating to the physical condition of any real property or improvements which are the subject of any assigned lease to be assumed by the Purchaser at the Closing, the zoning of any such real property or improvements, the value or transferability of the Transferred Assets (or any portion thereof), or, if applicable, the Foreign Subsidiaries, the terms, amount, validity or enforceability of any Assumed Liabilities, the merchantability or fitness of the Transferred Assets (or any portion thereof for any particular purpose, or any other matter or thing relating to the Business or the Transferred Assets or any portion thereof or, if applicable, the Foreign Subsidiaries). Without in any way limiting the foregoing, each Seller hereby disclaims any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the Transferred Assets. The Purchaser further acknowledges that the Purchaser has conducted an independent inspection and investigation of the physical condition of the Transferred Assets and, if applicable, the Foreign Subsidiaries, and all such other matters relating to or affecting the Transferred Assets and, if applicable, the Foreign Subsidiaries, as the Purchaser deemed necessary or appropriate and that in proceeding with its acquisition of the Transferred Assets and, if applicable, the Foreign Subsidiaries, the Purchaser is doing so based solely upon such independent inspections and investigations, but subject to the satisfaction or waiver of the closing conditions specified herein. Accordingly, if the Closing occurs, the Purchaser will accept the Transferred Assets at the Closing and, if applicable, the Foreign Subsidiaries at or after the Closing "AS IS," "WHERE IS," and "WITH ALL FAULTS."

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          As an inducement to each Seller to enter into this Agreement, Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date as follows:

          SECTION 5.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate and lease its properties and assets and to conduct its business as they are now being owned, operated, leased and conducted. Purchaser is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction where such qualification is material to the Business.

          SECTION 5.2 POWER AND AUTHORITY. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the other Acquisition Documents, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the other Acquisition Documents to which it is a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of the Purchaser. This Agreement and each other Acquisition Document to which the Purchaser is a party will constitute upon the mutual execution and delivery thereof the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

          SECTION 5.3 NO VIOLATION. Neither the execution and delivery by the Purchaser of this Agreement or any of the other Acquisition Documents to which it is a party, the performance by it of its obligations hereunder or thereunder, nor the consummation by it of the transactions contemplated hereby or thereby, will (i) contravene any provision of the certificate of incorporation and bylaws of the Purchaser; (ii) result in the creation or imposition of any Lien upon any of the properties or assets of the Purchaser, or (iii) violate, conflict with or require any Approval, other than Approval by the Bankruptcy Court and pursuant to the HSR Act, if required, under, any Law or any judgment, decree or order of any Governmental Authority to which the Purchaser is subject or by which it or any of its assets or properties are bound, except in the case of this clause
(iii) any such violation which would not reasonably be expected to result in a Material Adverse Change.

          SECTION 5.4 APPROVALS. Except as set forth on Schedule 5.4 and under the HSR Act, if applicable, and other than Approval by the Bankruptcy Court, no Approval of any Governmental Authority or other Person is required to be made, obtained or given by or with respect to the Purchaser in connection with the execution or delivery by it of this Agreement and the other Acquisition Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby, except for any such Approval which could not adversely impact the Purchaser's ability to perform its obligations under this Agreement.

          SECTION 5.5 SOLVENCY; AVAILABILITY OF FUNDS.

          (a) As of the Closing and immediately after consummating the Proposed Transaction and the other transactions contemplated by the Acquisition Documents, the Purchaser will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair value of its assets will be less than the amount required to pay its probable Liability on its debts as they become absolute and matured), (ii) have unreasonably small capital with which to engage in its business, including the Business or
     (iii) have incurred or plan to incur debts beyond its ability to repay such debts as they become absolute and matured.

          (b) The Purchaser has cash available on hand, permitted borrowing capacity under existing facilities or firm financing commitments that together are sufficient funds to enable it to pay the Purchase Price in full at Closing and consummate the transactions contemplated under the Acquisition Documents.

          SECTION 5.6 AFFILIATED AND ASSOCIATED PERSONS. As of the date hereof, there are no officers, directors, employees or Affiliates of any Seller that are assisting, advising, affiliated with, participating with or otherwise associated with the Purchaser or any Affiliate of the Purchaser (including as current or prospective equity-holders or co-investors in or with the Purchaser or its Affiliates) in connection with the Proposed Transaction by reason of any arrangement in place as of the date hereof, other than any assistance, advice, participation or association which results from ordinary course business contacts between the Purchaser and the Sellers and their respective officers, directors, employees or affiliates as a result of the contemplated sale of the Business.

          SECTION 5.7 BROKER'S OR FINDER'S FEES. Neither the Purchaser nor any of its Affiliates has authorized any Person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such Person to any investment banking, brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement or any of the other Acquisition Documents, except where any fee or payment due such persons would be solely the obligation of the Purchaser or its Affiliates.

                                   ARTICLE VI
                            COVENANTS OF THE SELLERS

          The Sellers hereby covenant and agree that, subject to the orders and direction of the Bankruptcy Court and except as otherwise consented to in writing by the Purchaser or as otherwise contemplated by this Agreement, from and after the Execution Date until the Closing:

          SECTION 6.1 CONDUCT OF BUSINESS. Each of the Sellers shall, subject to the requirements and obligations under the Bankruptcy Code, (i) use commercially reasonable efforts consistent with practices of a similarly situated debtor-in-possession to conduct the Business in the ordinary course consistent with past practice, (ii) use commercially reasonable efforts consistent with reasonable business practices of a similarly situated debtor-in-possession to preserve intact its business organizations and relationships with employees and persons having dealings with it; (iii) not institute any new methods of accounting that will vary from the methods used by the Sellers as of the date of this Agreement; (iv) continue to operate the Sellers' billing and collection policies and procedures with respect to the Business consistent with the reasonable business practices of a similarly situated debtor-in-possession, but in any event consistent with the Sellers' historical billing and collection policies and procedures with respect to the Business, and in no event will the Sellers grant any discounts or other similar incentives to encourage customers to accelerate payment of billed or unbilled accounts receivable other than in the ordinary course of business consistent with past practice; (v) maintain its Books and Records in accordance with the reasonable business practices of a similarly situated debtor-in-possession; PROVIDED, that, subject to Section 2.3(b), the foregoing shall not prevent the Sellers from rejecting Contracts that are not Assigned Contracts being assumed by the Purchaser hereunder; (vi) Transfer any material Transferred Assets, except for sales of inventory and services in the ordinary course of business in a manner consistent with past practice; (vii) except for contemplated employee retention plans, not increase, except pursuant to existing contracts or established practice, the salary, compensation or benefits payable to any employees, directors or consultants or modify, establish or enter into any employee benefit plan; and (viii) continue to operate the Sellers' accounts payable and payment policies and procedures with respect to the Business consistent with the reasonable business practices of a similarly situated debtor-in-possession, and, to the extent reasonably practicable, consistent with Seller's historical accounts payable and payment policies and procedures with respect to the Business.

          SECTION 6.2 ACQUISITION PROPOSALS. Anything herein to the contrary notwithstanding, at or prior to a hearing in the Bankruptcy Court on the Sale Approval Motion, the Sellers may furnish a copy of this Agreement (including the schedules and exhibits attached hereto) and other information concerning the Business to any qualified Person in order to permit such Person to determine whether to make a higher and better offer for the Transferred Assets at such hearing or at such time prior to the hearing as the Bankruptcy Court may direct and the Sellers and their Representatives may solicit, encourage and negotiate with any Persons to make offers for the Transferred Assets at or prior to such hearing, as the case may be; provided, that all potential bidders agree to be subject to substantially the same restrictions and limitations on the use of such information as those imposed on the Purchaser. Any other prospective purchaser or Person who receives proprietary information regarding the Sellers shall also agree to execute a separate non-disclosure agreement in form and substance similar to the Non-Disclosure Agreement entered into by and between the Purchaser and Parent on February __, 2003 (the "NON-DISCLOSURE AGREEMENT") or the form of Non-Disclosure Agreement attached hereto as EXHIBIT F.

          SECTION 6.3 ACCESS TO THE SELLERS. The Sellers shall use reasonable efforts to afford the Purchaser and its Representatives reasonable access during normal business hours throughout any period from and after the date hereof until the Closing Date, to the Books and Records, files, pleadings, data base, documents, properties, facilities and employees of the Sellers relating to the Business or the Transferred Assets, as the Purchaser may reasonably request; provided that such reasonable access shall not unduly interfere with Sellers' ongoing business, operational or Bankruptcy Case obligations.

          SECTION 6.4 NOTIFICATION OF CERTAIN MATTERS. Each of the Sellers shall give prompt notice to the Purchaser of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, (ii) any failure of any Seller to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to have a Material Adverse Change; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.5 AVOIDANCE ACTIONS. Notwithstanding any provision to the contrary contained in this Agreement, in no event shall any Seller or any of its Affiliates pursue any avoidance or similar Action, including but not limited to any Action under Sections 544, 545, 547, 548, 550 or 553 of the Bankruptcy Code, against any party to any Assigned Contract with respect to the payment of any amounts previously paid under such Assigned Contract.

          SECTION 6.6 BANKRUPTCY COURT FILINGS. From and after the date hereof and until the earlier of the consummation of the Proposed Transaction and the termination of this Agreement pursuant to its terms, the Sellers and their attorneys and other advisors shall cooperate with the Purchaser, and keep the Purchaser and its attorneys reasonably apprised of all matters with respect to the Bankruptcy Case, including without limitation, by providing the Purchaser and its attorneys with a copy of any substantive motion or other pleadings or filings to be made with the Bankruptcy Court with respect to, or related to, the Proposed Transaction (including without limitation, a reasonable opportunity to review and comment on the same), and reasonable advance notice of any motion to assume or reject any Contract.

          SECTION 6.7 CHANGE OF NAME. Within five (5) Business Days of the entry by the Bankruptcy Court of the Sale Approval Order, the Sellers shall file a motion with the Bankruptcy Court to change the names of the Sellers which include the names "divine" or "Data Return" to names which do not include the names "divine" or "Data Return", and shall cause their Affiliates (other than the Foreign Subsidiaries) to do the same; and neither the Sellers nor any of their Affiliates shall make any further use of the "divine" or "Data Return" names or any derivatives thereof, except to the extent necessary to wind up their respective affairs.

          SECTION 6.8 SATISFACTION OF CONDITIONS. From and after the date hereof until the Closing Date, each Seller will, and will use its reasonable best efforts to cause each of its Affiliates to, use its reasonable best efforts to perform, comply with and fulfill all obligations, agreements, covenants and conditions required by this Agreement to be performed, complied with or fulfilled by any of them prior to or as of the Closing Date.

          SECTION 6.9 POST-CLOSING CASH RECEIPTS. No later than the Effective Time, Sellers shall instruct each of their banks to transfer all lock-box or other cash receipts received on account of any Transferred Asset after the Effective Time directly to Purchaser's bank accounts. From and the Effective Time, all cash receipts and other cash collections received by Sellers with respect to the Transferred Assets (other than receipts or collections relating to Excluded Assets) shall be held in trust for the exclusive benefit of Purchaser, shall be segregated from the other funds of Sellers, and shall promptly (but in no event later than two Business Days following the receipt thereof), be paid over to Purchaser.

          SECTION 6.10 AUCTION. In the event the Auction is not held on April 14, 2003, the Sellers will use their reasonable best efforts to hold the Auction as soon thereafter as reasonably practicable on such date that is ordered by the Bankruptcy Court.

                                   ARTICLE VII
                           COVENANTS OF THE PURCHASER

          The Purchaser hereby covenants and agrees that, except as otherwise consented to in writing by the Sellers, from and after the Execution Date until the Closing:

          SECTION 7.1 NO INTERFERENCE WITH BANKRUPTCY CASE. So long as the Sale Procedures Motion or the Sale Approval Motion shall be pending and the Purchaser has not terminated this Agreement pursuant to Section 12.1, the Purchaser shall not acquire whether directly or indirectly any Claim against or Liability of the Sellers nor cooperate with, induce or support any entity (other than the Sellers) in the acquisition of any Claim against or Liability of the Sellers, in the formation of a plan of reorganization in the Bankruptcy Case, in the objection to the Sale Procedures Motion or the Sale Approval Motion, or in seeking the appointment of a Chapter 11 trustee or examiner or the conversion of the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code.

          SECTION 7.2 ADEQUATE ASSURANCE. Purchaser shall be responsible for providing evidence and argument in support of the Sale Approval Motion in order to establish its ability to provide "adequate assurance of future performance" (within the meaning of Section 365(f)(2)(B) of the Bankruptcy Code) of any Contract identified as an Assigned Contract. The Sellers agree to use their reasonable best efforts to cooperate with the Purchaser in the presentation of such evidence and argument. The Bankruptcy Court's refusal to approve the assumption by the Purchaser of any Contract on the grounds that "adequate assurance of future performance" by the Purchaser of such Contract has not been provided shall not constitute (i) a failure of the condition precedent described in Section 9.4(b) hereof or (ii) grounds for termination pursuant to Section 12.1(b) hereof.

          SECTION 7.3 NOTIFICATION OF CERTAIN MATTERS. The Purchaser shall give prompt notice to the Sellers of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, (ii) any failure of the Purchaser to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which is or would reasonably be expected to result in a material adverse change in the ability of the Purchaser to consummate the Proposed Transaction; PROVIDED,

HOWEVER, that the delivery of any notice pursuant to this Section 7.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 7.4 SATISFACTION OF CONDITIONS. From and after the date hereof until the Closing Date, the Purchaser will, and will use its reasonable best efforts to cause each of its Affiliates to, use its reasonable best efforts to perform, comply with and fulfill all obligations, agreements, covenants and conditions required by this Agreement to be performed, complied with or fulfilled by any of them prior to or as of the Closing Date.

          SECTION 7.5 ASSETS COVERED BY MSB LIABILITIES. In the event Purchaser elects to delete any Contract or debt obligation set forth on Schedule 2.3(a)(iii) from Schedule 1.1(a) and Schedule 2.3(a)(iii) pursuant to the second sentence of the definition of Assigned Contracts, then Purchaser agrees that it will not (and that it will cause its Affiliates not to) (i) enter into any new arrangement on or prior to the Closing Date and for a period of 120 days thereafter to purchase, lease or otherwise use the assets covered by such Contract or debt obligation and (ii) on or prior to the Closing Date and for a period of 120 days thereafter, enter into any arrangement with the other party to any such Contract or, if applicable, the lender under such debt obligation (or any of their respective Affiliates) to purchase or lease any assets replacing the assets that were covered by the Contract or debt obligation that was deleted from Schedule 1.1(a).

                                  ARTICLE VIII
                       AGREEMENTS OF PURCHASER AND SELLER

          SECTION 8.1 HART-SCOTT-RODINO COOPERATION. To the extent applicable, the Purchaser and the Sellers shall cooperate with each other (at the sole cost and expense of each party hereto) to comply with, and provide the information required by, the pre-merger notification and waiting period rules of the HSR Act, if necessary, in any Federal Trade Commission regulations, and in any provisions or regulations of or relating to the Clayton Act. In that connection, the Purchaser and the Sellers shall use diligent efforts to make their joint pre-merger notification filing with the Federal Trade Commission, if necessary, no later than three (3) days following the date (if any) that the Purchaser (as is required under the HSR Act) reasonably determines that such a filing is required. The Purchaser shall bear the Sellers' cost of any filing fee in connection with such filing.

          SECTION 8.2 EMPLOYEES. Purchaser shall have the right, but not the obligation, to make offers of employment to the employees of the Sellers set forth on Schedule 8.2 engaged in the Business, subject to the consummation of the transactions contemplated in this Agreement. The terms of employment offered to such employees of the Sellers set forth on Schedule 8.2 shall be at substantially similar salary levels to those currently enjoyed by such employees, and with such other terms and conditions of employment to be determined by the Purchaser. The Purchaser shall be permitted to conduct employee interviews for purposes of making such hiring decisions after providing the Sellers with two (2) business days notice of the employees the Purchaser intends to interview.

          SECTION 8.3 RESTRICTED ASSETS. The Purchaser and the Sellers shall utilize their reasonable best efforts to obtain the Approvals of third parties as required to validly Transfer the Restricted Assets.

          SECTION 8.4 TEMPORARY SERVICES AGREEMENT. Promptly following the Execution Date, the parties will negotiate in good faith to finalize a form of temporary services agreement (the "TEMPORARY SERVICES AGREEMENT") to be executed and delivered at the Closing by Purchaser, on the one hand, and Sellers (and/or one or more Affiliates of Sellers), on the other hand. The Temporary Services Agreement will contain terms and conditions customary for a transaction of this nature and will provide, among other things, that at no cost to the Sellers (i) the Purchaser (or one or more Affiliates) will provide (a) use of limited office space, equipment and operating systems and (b) access to necessary records to the Sellers until the conclusion of the Bankruptcy Case and (ii) the Purchaser will permit certain financial personnel who accept an offer of employment from Purchaser (any such persons to be identified in the Temporary Services Agreement), to spend approximately 25% of their office time conducting the necessary actions to wind up the Bankruptcy Case; it being agreed that it shall not be deemed to be a breach of the Temporary Services Agreement in the event Purchaser eliminates any office locations, disposes of any equipment, fails to make an offer of employment to any such financial personnel or such financial personnel otherwise cease to be employed by Purchaser.

                                   ARTICLE IX
               CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

          The obligations of the Purchaser to purchase and accept transfer and delivery of the Transferred Assets are subject to the satisfaction on or, where appropriate, prior to, the Closing Date, of the following conditions, except to the extent that any such condition may have been waived in writing by the Purchaser on or prior to the Closing Date:

          SECTION 9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers contained in Article IV of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), except, in each case, where the failure of such representations and warranties to be true and correct would not result in a Material Adverse Change.

          SECTION 9.2 PERFORMANCE. The Sellers shall have performed and complied in all material respects with the covenants and obligations required by this Agreement to be performed or complied with by the Sellers at or prior to the Closing Date.

          SECTION 9.3 NO ORDER. No order, statute, rule, regulation, executive order, injunction, stay, decree, directive, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Authority that would (i) prevent the consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, nor shall any such injunction, judgment, order, decree, ruling or charge be in effect. No Action shall be pending before any Governmental Authority or before any arbitral body wherein an unfavorable injunction, judgment, order, decree, ruling, directive or charge would (x) prevent consummation of any of the transactions contemplated by this Agreement or (y) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

          SECTION 9.4 SALE PROCEDURES/BANKRUPTCY COURT ORDERS.

          (a) The Sale Procedures Order shall have been entered.

          (b) The Sale Approval Order shall have been entered and shall be in full force and effect on the Closing Date; PROVIDED that approval by the Bankruptcy Court of the following conditions shall not be a condition precedent to the Purchaser's obligations to consummate the Proposed
     Transaction: (i) that certain Conclusion of Law set forth in Section II, Part E of the form Sale Approval Order, (ii) the first sentence of the ordering provision set forth in Section III, Part D of the form Sale Approval Order, (iii) the ordering provision set forth in Section III, Part E of the form Sale Approval Order, (iv) the ordering provision set forth in
     Section III, Part F of the form Sale Approval Order, (v) the last sentence of the ordering provision set forth in Section III, Part H of the form Sale Approval Order, (vi) the last sentence of the ordering provision set forth in Section III, Part L of the form Sale Approval Order, (vii) the ordering provision set forth in Section III, Part O of the form Sale Approval Order,
     (viii) the ordering provision set forth in Section III, Part P of the form Sale Approval Order and (ix) the ordering provision set forth in Section III, Part T of the form Sale Approval Order.

          SECTION 9.5 EXPIRATION OF THE HSR ACT WAITING PERIOD. The applicable waiting period, if any, required under the HSR Act with respect to the Proposed Transaction shall have expired or been terminated.

          SECTION 9.6 MSB LIABILITIES. The amount of the MSB Liabilities shall not exceed $8,000,000; PROVIDED, HOWEVER, that this Section 9.6 shall not apply if the Sellers agree to reduce the Purchase Price by an amount equal to 75% of the amount by which the amount of the MSB Liabilities exceed $8,000,000.

          SECTION 9.7 ADJUSTED ACCOUNTS RECEIVABLE. As of the Effective Time, the Adjusted Accounts Receivable shall be no less than $38,350,000, PROVIDED, HOWEVER, that this Section 9.7 shall not apply if the Sellers agree to reduce the Purchase Price by an amount equal to the amount by which the amount of the Adjusted Accounts Receivable is less than $38,350,000.

          SECTION 9.8 NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred after the date of this Agreement.

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                                    ARTICLE X
                CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS

          The obligations of the Sellers to sell, transfer and deliver the Transferred Assets are subject to the satisfaction on or, where appropriate, prior to the Closing Date, of the following conditions, except to the extent that any such condition may have been waived in writing by the Sellers on or prior to the Closing Date:

          SECTION 10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Article V of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), except, in each case, where the failure of such representations and warranties to be true and correct would not adversely impact the Purchaser's ability to perform its obligations under this Agreement.

          SECTION 10.2 PERFORMANCE. The Purchaser shall have performed and complied in all material respects with the covenants and obligations required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing Date.

          SECTION 10.3 NO ORDER. No order, statute, rule, regulation, executive order, injunction, stay, decree, directive, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Authority that would (i) prevent the consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, nor shall any such injunction, judgment, order, decree, ruling or charge be in effect. No Action shall be pending before any Governmental Authority or before any arbitral body wherein an unfavorable injunction, judgment, order, decree, ruling, directive or charge would (x) prevent consummation of any of the transactions contemplated by this Agreement or (y) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

          SECTION 10.4 BANKRUPTCY COURT ORDERS.

          (a) The Sale Approval Order shall have been entered, PROVIDED that approval by the Bankruptcy Court of the following conditions shall not be a condition precedent to the Sellers' obligations to consummate the Proposed
     Transaction: (i) that certain Conclusion of Law set forth in Section II, Part E of the form Sale Approval Order, (ii) the first sentence of the ordering provision set forth in Section III, Part D of the form Sale Approval Order, (iii) the ordering provision set forth in Section III, Part E of the form Sale Approval Order, (iv) the ordering provision set forth in
     Section III, Part F of the form Sale Approval Order, (v) the last sentence of the ordering provision set forth in Section III, Part H of the form Sale Approval Order, (vi) the last sentence of the ordering provision set forth in Section III, Part L of the form Sale Approval Order, (vii) the ordering provision set forth in Section III, Part O of the form Sale Approval Order, (viii) the ordering provision set forth in Section III, Part P of the form Sale Approval Order and (ix) the ordering provision set forth in Section III, Part T of the form Sale Approval Order.; and

          (b) The Sale Procedures Order shall have been entered.

          SECTION 10.5 EXPIRATION OF THE HSR ACT WAITING PERIOD. The applicable waiting period, if any, required under the HSR Act with respect to the Proposed Transaction shall have expired or been terminated.

                                   ARTICLE XI
               COVENANTS AND AGREEMENTS SUBSEQUENT TO THE CLOSING

          SECTION 11.1 BOOKS AND RECORDS; ACCESS. After the Closing Date, the Purchaser shall not destroy or otherwise dispose of any original Books and Records in its possession as of the Closing Date relating to the Business or the Transferred Assets prior to the Closing or the Assumed Liabilities without first offering to surrender such Books and Records to the Sellers, upon ninety (90) days written notice and shall maintain such Books and Records in good condition in a reasonably accessible location. In addition, after the Closing Date the Purchaser shall afford the Sellers and their representatives, successors and assigns, including, without limitation, any successor trustee or any other person created or appointed by the Bankruptcy Court pursuant to a plan of reorganization, reasonable access to their books, records, personnel, offices and other information with respect to the Business that is necessary for the purpose of obtaining information related to the Bankruptcy Case, winding up the Bankruptcy Case, taxes and other reasonable business purposes and shall cooperate with Sellers with respect to such matters without cost or charge to the Sellers (except that the Sellers shall bear any out-of-pocket costs incurred in connection therewith).

          SECTION 11.2 FURTHER ASSURANCES. In addition to the actions, documents, files, pleadings and instruments specifically required to be taken or delivered by this Agreement or the other Acquisition Documents, whether on or before or from time to time after the Closing, and without further consideration, each party hereto shall make reasonable best efforts to, and shall use their reasonable best efforts to cause their respective Affiliates to, take such other actions, and execute and/or deliver such other documents, data, pleadings, files, information and instruments, as the other party hereto or its counsel may reasonably request in order to effectuate and perfect the transactions contemplated by this Agreement and the other Acquisition Documents, including without limitation, such actions as may be necessary to Transfer to the Purchaser and to place the Purchaser in possession or control of, all of the rights, properties, assets and businesses intended to be sold, Transferred, conveyed, assigned and delivered hereunder, or to assist in the collection of any and all such rights, properties and assets or to enable the Purchaser to exercise and enjoy all rights and benefits of the Sellers with respect thereto.

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                                   ARTICLE XII
                                   TERMINATION

          SECTION 12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a) by the mutual written consent of the Purchaser and the Sellers;

          (b) by the Purchaser upon written notice in the event of a material breach of any covenant or agreement to be performed or complied with by the Sellers, or in the event of a material breach of any representation or warranties of the Sellers, pursuant to the terms of this Agreement or any of the Acquisition Documents, which breach would result in a condition to Closing set forth in Article IX hereof becoming incapable of fulfillment or cure (which condition has not been waived by the Purchaser in writing) prior to the Drop Dead Date;

          (c) by the Sellers upon written notice in the event of a material breach of any covenant or agreement to be performed or complied with by the Purchaser, or in the event of a material breach of any representation or warranties of the Purchaser, pursuant to the terms of this Agreement or any of the Acquisition Documents, which breach would result in a condition to Closing set forth in Article X hereof becoming incapable of fulfillment or cure (which condition has not been waived by the Sellers in writing) prior to the Drop Dead Date;

          (d) by either the Purchaser or the Sellers if any Governmental Authority having competent jurisdiction shall have issued a final, non-appealable order, decree, ruling or injunction (other than a temporary restraining order), or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the other Acquisition Documents; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 12.1(d) shall not be available to any party who shall not have complied with its obligations, if any, under Articles VI, VII or VIII, as the case may be, to avoid the entry of such order, decree, ruling or injunction;

          (e) by the Sellers or the Purchaser upon the Approval by the Bankruptcy Court of an Alternative Transaction;

          (f) by either the Sellers or the Purchaser if (i) the Bankruptcy Court has not entered the Sale Approval Order on or before May 2, 2003 or (ii) the Closing shall not have occurred on or before May 30, 2003 (the "DROP DEAD DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 12.1(f) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date (for purposes of this subsection (f) the failure or refusal by any party to provide any waiver that under the terms hereof may be given or withheld in such party's discretion shall not be deemed a failure to fulfill any obligation under this Agreement); and

          (g) by the Purchaser if Approvals to the Transfer of the Assigned Contracts listed on Schedule 12.1(g) to the Purchaser on the Closing Date have not been obtained (on terms and conditions no less favorable than those in existence as of the date hereof) from the non-debtor parties thereto (excluding any such Assigned Contracts with respect to which a binding determination by the Bankruptcy Court that such Approval is not required has been obtained) on or prior to 5:00 pm Eastern Time on the Bid Date; PROVIDED that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 12.1(g) after 5:00 pm Eastern Time on the Bid Date.

          SECTION 12.2 EFFECT OF TERMINATION.

          (a) In the event of the termination of this Agreement under Section 12.1, except with respect to this Section 12.2, Section 13.1, Section 13.2,
     Section 13.3, Section 13.4 and Sections 13.7 through 13.12 hereof, (i) this Agreement shall forthwith become void, and (ii) subject to the provisions of Sections 12.2(b) and (c) below, there shall be no liability on the part of the Sellers, the Purchaser or any of their respective Representatives.

          (b) Notwithstanding the provisions of Section 12.2(a) above, but subject to Section 2.5 and the provisions set forth therein with respect to liquidated damages, if this Agreement is terminated pursuant to Section 12.1(b) or 12.1(c), this Section 12.2 shall not relieve the breaching party from Liabilities to the non-breaching party(ies) arising from any breach of this Agreement.

          (c) Notwithstanding the provisions of Section 12.2(a) above, if (y) there is a termination of this Agreement pursuant to Section 12.1(e) and the Purchaser is not in material breach of this Agreement or any other Acquisition Document, the Sellers shall immediately, upon the consummation of any Alternative Transaction that is approved by the Bankruptcy Court, pay to GGC Administration, L.L.C. ("GGC Administration"), an Affiliate of the Purchaser, the Break-Up Fee, as an administrative expense of the Sellers' Bankruptcy Case, in lieu of any losses the Purchaser may suffer, and not as a penalty, as the Purchaser's sole and exclusive remedy as a result of such a termination (it being understood that the Purchaser shall be entitled to the Break-Up Fee on a maximum of one occasion) or (z) this Agreement is terminated after the Bid Date for any reason other than (i) as contemplated in clause (y) above, (ii) as a result of the Sellers' material breach of this Agreement or any other Acquisition Document or (iii) as a result of the Purchaser's material breach of this Agreement or any other Acquisition Document, the Sellers shall immediately, upon the consummation of any Alternative Transaction that is approved by the Bankruptcy Court at any time during the six (6) month period following such termination of this Agreement, pay to GGC Administration, an amount equal to the lesser of (A) the Purchaser's reasonable documented out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement and (B) $250,000 (the "EXPENSE REIMBURSEMENT"), as an administrative expense of the Sellers' Bankruptcy Case, in lieu of any losses the Purchaser may suffer, and not as a penalty, as the Purchaser's sole and exclusive remedy as a result of such a termination (it being understood that the Purchaser shall be entitled to the Expense Reimbursement on a maximum of one occasion). GGC Administration is an intended third party beneficiary of the provisions of this Section 12.2(c), and may enforce the same as if it were a party to this Agreement. Nothing in this
     Section 12.2(c) is intended or shall be construed as a limitation on the Sellers' liability to Purchaser in the event the Sellers' materially breach this Agreement or any other Acquisition Document, and in its discretion, the Bankruptcy Court may order the Sellers' to specifically perform the Proposed Transaction.

                                  ARTICLE XIII
                                  MISCELLANEOUS

          SECTION 13.1 PUBLIC ANNOUNCEMENTS. Other than oral statements made in the Bankruptcy Court, the Purchaser and the Sellers shall consult with each other before issuing any press release or making any public statement or other public communication with respect to this Agreement or the Proposed Transaction (including any written statements made in the Bankruptcy Court or in pleadings filed therein relating to this Agreement or the Proposed Transaction). The Purchaser and the Sellers shall not issue any such press release or make any such public statement or public communication without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that a party may, with the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), issue such press release or make such public statement as may, upon the advice of counsel, be required by applicable Law, any Governmental Authority with competent jurisdiction or any listing agreement with any national securities exchange, so long as the other party is given an opportunity to review and comment on any such press release or public statement. Notwithstanding any provision to the contrary in this Agreement, the Sellers or the Purchaser may disclose the existence, terms and conditions and a copy of this Agreement or any other Acquisition Document to the Bankruptcy Court, to any Representative of the Sellers or the Purchaser and to other Persons as permitted by Section 6.2 hereof.

          SECTION 13.2 AMENDMENT; WAIVER. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived except by a written instrument signed by all of the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the terms or provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other term or provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of a party hereto to insist upon strict compliance by another party hereto with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13.2.

          SECTION 13.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers set forth in Article IV hereof and the Purchaser set forth in Article V hereof shall not survive the Closing.

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

          SECTION 13.4 FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall bear and pay all fees, costs and expenses incurred by it or any of its Affiliates in connection with the origin, preparation, negotiation, execution and delivery of this Agreement and the other Acquisition Documents and the transactions contemplated hereby or thereby (whether or not such transactions are consummated) and the performance of their respective obligations under this Agreement, including, without limitation, any fees, expenses or commissions of any of its Representatives, none of which shall be included in the Assumed Liabilities.

          SECTION 13.5 NOTICES.

          (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and mailed or facsimiled or delivered by hand or courier service:

             (i)    If to the Sellers, to:

                    divine, inc.
                    1301 N. Elston Avenue
                    Chicago, IL 60622
                    Fax:  (773) 394-6603
                    Attention:  Jude Sullivan, General Counsel

                    With a copy, which shall not constitute notice, to:

                    Latham & Watkins Illinois LLC
                    233 S. Wacker Drive, Suite 5800
                    Chicago, IL 60606
                    Fax:  (312) 993-9767
                    Attention:  Mark D. Gerstein

                    and

                    Casas, Benjamin & White LLC
                    5215 Old Orchard Road, Suite 850
                    Skokie, IL 60077
                    Fax:  (847) 583-1719
                    Attention:  Edward R. Casas and Neil Luria

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

             (ii)   If to the Purchaser, to:

                    dS&MS Newco, Inc.
                    c/o Golden Gate Private Equity, Inc.
                    One Embarcadero Center, 33rd Floor
                    San Francisco, CA 94111
                    Fax:  (415) 627-4501
                    Attention:  David Dominik, Prescott Ashe or Rajeev Amara

                    With a copy, which shall not constitute notice, to:

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, IL 60601-6636
                    Fax:  (312) 861-2200
                    Attention:  Gary Holihan and Matthew Kleiman

          (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 13.5 (i) if delivered personally against proper receipt or by confirmed facsimile transmission shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid shall be effective five
     (5) Business Days or (B) by Federal Express or similar courier service with courier fees paid by the sender, shall be effective two (2) Business Days following the date when mailed or couriered, as the case may be. Any party hereto may from time to time change its address for the purpose of notices to such party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

          SECTION 13.6 ASSIGNMENT. This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Prior to the Effective Time, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Sellers or the Purchaser; provided the Purchaser may assign any of its rights, interests or obligations to any of its Affiliates, so long as the Purchaser remains the primary obligor hereunder and so long as Golden Gate remains obligated under Section 13.13 with respect to such assignee. Any assignment made in contravention of the terms of this Section
13.6 shall be void ab initio.

          SECTION 13.7 GOVERNING LAW; CONSENT TO JURISDICTION.

          (a) This Agreement and the legal relations among the parties hereto shall be governed by and interpreted in accordance with, the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State.

          (b) Until the entry of an order either closing or dismissing the Bankruptcy Case, each party hereto (i) irrevocably elects as the sole judicial forum for the adjudication of any matters arising under or in connection with the Agreement, and consent to the exclusive jurisdiction of, the Bankruptcy Court; (ii) expressly waives any defense or objection to jurisdiction or venue based on the doctrine of forum non-conveniens; and
     (iii) stipulates that the Bankruptcy Court shall have in personam jurisdiction and venue over such party.

          (c) After the entry of an order either closing or dismissing the Bankruptcy Case, each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of any Illinois state or federal court sitting or located in Cook County, Illinois (an "ILLINOIS COURT") in any Action arising out of or relating to this Agreement or the other Acquisition Documents, and each such party hereby irrevocably agrees that all claims in respect of such Action shall be heard and determined in such Illinois Court. Each party, to the extent permitted by applicable Laws, hereby expressly waives any defense or objection to jurisdiction or venue based on the doctrine of forum non conveniens, and stipulates that any Illinois Court shall have in personam jurisdiction and venue over such party for the purpose of litigating any dispute or controversy between the parties arising out of or related to this Agreement or the other Acquisition Documents. In the event any party shall commence or maintain any Action arising out of or related to this Agreement in a forum other than an Illinois Court, the other party shall be entitled to request the dismissal or stay of such Action, and each such party stipulates for itself that such Action shall be dismissed or stayed. To the extent that any party to this Agreement has or hereafter may acquire any immunity from jurisdiction of any Illinois Court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each such party hereby irrevocably waives such immunity.

          (d) After the entry of an order either closing or dismissing the Bankruptcy Case, each party irrevocably consents to the service of process of any of the Illinois Courts in any such Action by any means permitted by the rules applicable in such Illinois Court including, if permissible, personal delivery of the copies thereof or by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it as its address specified in accordance with Section 13.5 above, such service to become effective upon the earlier of (i) the date ten (10) calendar days after such mailing or (ii) any earlier date permitted by applicable Law.

          SECTION 13.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER ACQUISITION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS

AGREEMENT AND THE OTHER ACQUISITION AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.8.

          SECTION 13.9 ENTIRE AGREEMENT. This Agreement, the other Acquisition Documents and the Non-Disclosure Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties hereto, their respective Affiliates or any of the Representatives of any of them with respect thereto. There are no agreements, covenants or undertakings with respect to the subject matter of this Agreement, the other Acquisition Documents and the Non-Disclosure Agreement other than those expressly set forth or referred to herein or therein and no representations or warranties of any kind or nature whatsoever, express or implied, are made or shall be deemed to be made herein by the parties hereto except those expressly made in this Agreement, the other Acquisition Documents and the Non-Disclosure Agreement.

          SECTION 13.10 SEVERABILITY. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision hereof, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, activity, scope or subject, the parties request that it be construed, by limiting and reducing it, so as to be enforceable to the fullest extent permitted under applicable Law.

          SECTION 13.11 NO THIRD PARTY BENEFICIARIES. Except as and to the extent otherwise provided herein, nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any Person other than the parties hereto and their respective successors and permitted assigns.

          SECTION 13.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

          SECTION 13.13 GUARANTEE.

          (a) Golden Gate hereby, unconditionally and irrevocably, guarantees (this "GUARANTY") by way of an independent obligation to the Sellers (each Seller referred to herein individually as a "BENEFICIARY" and collectively referred to herein as "BENEFICIARIES") (i) the due, prompt and faithful performance by the Purchaser of all undertakings, obligations, required acts and performances of the Purchaser to such Beneficiaries under or arising out of this Agreement, and (ii) the due and punctual payment of all amounts due and payable by the Purchaser to such Beneficiaries under or arising out of this Agreement after the date hereof, when and as the same shall arise and become due and payable in accordance with the terms of and subject to the conditions contained in this Agreement (the "GUARANTEED OBLIGATIONS").

          (b) This is a guaranty of payment and performance and not of collection only. If for any reason whatsoever the Purchaser shall fail or be unable to perform or comply with any of its Guaranteed Obligations, Golden Gate will promptly upon receipt of notice thereof from the Beneficiaries entitled to such performance or payment forthwith (i) pay or cause to be paid in lawful money of the United States the unpaid Guaranteed Obligations then due and payable to each such Beneficiary (at the place specified and in the amounts and to the extent required of the Purchaser under this Agreement) and (ii) perform or comply with the Guaranteed Obligations for which performance or compliance is due or cause such Guaranteed Obligations to be performed or complied with (such performance or compliance as required of Purchaser under this Agreement).

          (c) Golden Gate shall remain obligated hereunder notwithstanding that, without any reservation of rights against Golden Gate and without notice to or further assent by Golden Gate, any demand for payment of any of the Guaranteed Obligations made by the Beneficiaries may be rescinded by the Beneficiaries and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, if any, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Beneficiaries, and this Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part.

          (d) Golden Gate waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Beneficiaries upon this Guaranty or acceptance of this Guaranty; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Purchaser and Golden Gate, on the one hand, and the Beneficiaries, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Golden Gate agrees that (i) any notice provided under this Agreement to the Purchaser (including any demand for payment or notice of default or non payment) shall be deemed to constitute notice to Golden Gate for purposes hereof and (ii) any knowledge of the Purchaser shall be deemed knowledge of Golden Gate for purposes hereof. Nothing in this Section 13.13 shall be deemed to constitute a waiver of, or prevent Golden Gate from asserting, any valid defense that may be asserted by the Purchaser. Golden Gate waives any defense whatsoever to the performance of the Guaranteed Obligations that would not constitute a valid defense by the Purchaser. Golden Gate understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment and performance without regard to (x) the validity or enforceability of this Section 13,13, or (y) any other circumstance whatsoever (with or without notice to or knowledge of the Purchaser or Golden Gate) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Purchaser for the Guaranteed Obligations, or of Golden

     Gate under this Guaranty in bankruptcy or any similar proceedings. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Golden Gate, the Beneficiaries may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Purchaser or any other Person or against any collateral security or guaranty for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Beneficiaries to make any such demand, to pursue such other rights or remedies or to collect any payments from the Purchaser or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Purchaser or any other Person or any such collateral security, guaranty or right of offset, shall not relieve Golden Gate of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Beneficiaries against Golden Gate. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          (e) This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Beneficiaries upon any insolvency, bankruptcy, dissolution, liquidation or reorganization involving the Purchaser or Golden Gate, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Purchaser or Golden Gate or any substantial part of its property, or otherwise, all as though such payments had not been made.

          (f) Golden Gate shall pay reasonable out-of-pocket attorneys' fees, reasonable out-of-pocket costs and other expenses of each of the Beneficiaries expended or incurred in enforcing this Guaranty against Golden Gate with respect to any claim against the Purchaser in which the Beneficiaries are the prevailing party, whether or not legal action is instituted, including, without limitation, all fees, costs and expenses incurred in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving the Purchaser or Golden Gate which in any way affect the exercises by any Beneficiary of any of its rights and/or remedies hereunder.

          (g) This Section 13.13 shall terminate at the Effective Time, and shall be subject in all respects to the liquidated damages provisions of
     Section 2.5.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed as of the day and year first above written.

                              SELLERS

                              divine, inc.
                              Air Divine, Inc.
                              Data Return Corporation
                              databites, inc.
                              Delano Technology Corp.
                              Denali, Inc.
                              divine Global Services, Inc.
                              divine international, inc.
                              divine interVentures, Inc.
                              divine Ireland, Inc.
                              divine Managed Services, Inc.
                              divine software, inc.
                              divine Synchrony Communications, Inc.
                              divine/Emicom, Inc.
                              eprise Corporation
                              Eprise Securities Corp.
                              eShare Communications, Inc.
                              Folio Corporation
                              Futuretense Corporation
                              Global Recall, Inc.
                              iCentral, Inc.
                              Inventions, Inc.
                              LOTN, Inc.
                              Melita Finance, Inc.
                              Melita Intellectual Property, Inc.
                              Open Market Securities Corporation
                              Open Market, Inc.
                              Opinionware.com, Inc.
                              Perceptual Robotics, Inc.
                              Retrieval Technologies, Inc.
                              RWT Corporation
                              SafeMaker (Europe), Inc.
                              SageMaker, Inc.
                              SM2 Holding Corp.
                              smallwonders software!, inc.
                              SMI Holding Corp.
                              Softmetric, Inc.
                              Venture Capital Unlimited Acquisition Sub, Inc. Viant Corporation
                              Waypoint Software Corporation

                              By:   /s/ JUDE SULLIVAN
                                   -------------------------------
                              Name:  Jude Sullivan
                              Title:

                              divine technology ventures

                              By:  divine, inc., its general partner

                              By:   /s/ JUDE SULLIVAN
                                   -------------------------------
                              Name:
                              Title:

                              PURCHASER

                              dS&MS Newco, Inc.
                              a corporation formed pursuant to the laws of the Cayman Islands


                              By:   /s/ DAVID DOMINIK
                                   -------------------------------
                              Name:  David Dominik
                              Title: President


                              GUARANTOR

                              Golden Gate Private Equity, Inc.
                              a Delaware corporation


                              By:   /s/ DAVID DOMINIK
                                   -------------------------------
                              Name:
                              Title:

                         LIST OF EXHIBITS AND SCHEDULES

                                EXHIBITS

EXHIBIT A                         Managed Service Products and SSO Products
EXHIBIT B                         Form of Assignment and Assumption Agreement
EXHIBIT C                         Form of Bill of Sale
EXHIBIT D                         Form of Sale Approval Order
EXHIBIT E                         Foreign Subsidiaries
EXHIBIT F                         Form of Non-Disclosure Agreement

                               SCHEDULES

Schedule 1.1(a)                   Assigned Contracts (must be assigned)
Schedule 1.1(b)                   Assigned Contracts (to the extent assignable)
Schedule 2.1(a)                   Summary of Accounts Receivable
Schedule 2.1(c)                   Registered Intellectual Property
Schedule 2.1(d)                   Summary of Inventory
Schedule 2.1(h)                   Owned & Leased Real Property
Schedule 2.2(p)                   Non-competition and Confidentiality Agreements
                                  that are not assignable
Schedule 2.2(t)                   Bankruptcy Related Windup Assets
Schedule 2.3(a)(iii)              Capital Equipment Lease Obligations and Debt
                                  Obligations of the Managed Services Business
Schedule 4.1                      Good Standing Exceptions
Schedule 4.4                      Actions
Schedule 4.5                      Compliance with Laws
Schedule 4.6                      Title to Property
Schedule 4.7                      Seller Approvals
Schedule 4.8                      Broker's or Finder's Fees
Schedule 8.2                      Employees of Sellers Eligible to be Hired by
                                  Purchaser
Schedule 12.1(g)                  Material Contracts Requiring Consent Prior to
                                  Closing

                                                                       EXHIBIT A

                            MANAGED SERVICES PRODUCTS

  All Assets Principally Related to the divine Managed Services (dMS) Business

                                  SSO PRODUCTS

PRODUCT LINE              POINT PRODUCTS              ACQUIRED FROM
------------              --------------              -------------
CIM Internet            Velocity Marketing         Delano Technologies
CIM Internet                Xpressions                   Eshare
CIM Internet                 Net Agent                   Eshare
CIM Internet              Universal View                Synchrony
CIM Telephony              Conversations                 Eshare
CIM Telephony              eCollections                  Eshare
CIM Telephony                ExChange                    Eshare
CIM Telephony               Softmetrics                Softmetric
Collaboration                Showcase                 LiveOnTheNet
Collaboration               Opinionware                Opinionware
Collaboration                MindAlign                   Parlano
Collaboration                True Look          Perceptual Robotics (PRI)
     ECM                Participant Server               Eprise
     ECM                  Content Server               Open Market
     ECM                      Athena                    Mindwrap

                                                                       EXHIBIT B

                                     FORM OF
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

          For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, divine, inc., a Delaware corporation ("PARENT") and certain domestic subsidiaries set forth on the signature page hereto ("SUBSIDIARIES" and together with Parent, the "SELLERS"), do hereby assign, grant, bargain, sell, convey and transfer to dS&MS Newco, Inc., a corporation formed pursuant to the laws of the Cayman Islands (the "PURCHASER"), all of Sellers' right, title and interest to the Contracts listed on SCHEDULE I attached hereto together with all amendments, waivers, supplements and other modifications of and to such agreements, contracts, licenses and other instruments through the date hereof (collectively, the "ASSIGNED CONTRACTS").

          Upon the execution and delivery hereof, in consideration of the foregoing assignment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Purchaser hereby absolutely and unconditionally assumes all duties, obligations and liabilities in respect of the Assumed Liabilities (as such term is defined in Section 2.3(a) of the Purchase Agreement), including, without limitation the Assigned Contracts, and agrees to be bound by the terms, conditions and covenants thereof, and to perform all duties and obligations of Sellers thereunder.

          Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Asset Purchase Agreement, dated as of April __, 2003, by and among Sellers and Purchaser (the "PURCHASE AGREEMENT").

          This Assignment and Assumption Agreement shall be binding upon the successors and assigns of the parties.

                            [SIGNATURE PAGE FOLLOWS]

Assignment and Assumption of Contract Rights

          Executed this __ day of ________, 2003.

                              SELLERS:

                              divine, inc.
                              Air Divine, Inc.
                              Data Return Corporation
                              databites, inc.
                              Delano Technology Corp.
                              Denali, Inc.
                              divine Global Services, Inc.
                              divine international, inc.
                              divine interVentures, Inc.
                              divine Ireland, Inc.
                              divine Managed Services, Inc.
                              divine software, inc.
                              divine Synchrony Communications, Inc.
                              divine/Emicom, Inc.
                              eprise Corporation
                              Eprise Securities Corp.
                              eShare Communications, Inc.
                              Folio Corporation
                              Futuretense Corporation
                              Global Recall, Inc.
                              iCentral, Inc.
                              Inventions, Inc.
                              LOTN, Inc.
                              Melita Finance, Inc.
                              Melita Intellectual Property, Inc.
                              Open Market Securities Corporation
                              Open Market, Inc.
                              Opinionware.com, Inc.
                              Perceptual Robotics, Inc.
                              Retrieval Technologies, Inc.
                              RWT Corporation
                              SafeMaker (Europe), Inc.
                              SageMaker, Inc.
                              SM2 Holding Corp.
                              smallwonders software!, inc.
                              SMI Holding Corp.
                              Softmetric, Inc.
                              Venture Capital Unlimited Acquisition Sub, Inc. Viant Corporation
                              Waypoint Software Corporation

                              By:
                                   ------------------------------
                              Name:
                              Title:

Assignment and Assumption of Contract Rights
                              divine technology ventures

                              By:  divine, inc., its general partner

                              By:
                                   ------------------------------
                              Name:
                              Title:

Assignment and Assumption of Contract Rights

                              PURCHASER
                              dS&MS Newco, Inc.

                              a corporation formed pursuant to the laws of the Cayman Islands

                              By:
                                   ------------------------------
                              Name:
                              Title:

Assignment and Assumption of Contract Rights

                                   SCHEDULE I

                             THE ASSIGNED CONTRACTS

Assignment and Assumption of Contract Rights

                                                                       EXHIBIT C

                                     FORM OF
                                  BILL OF SALE

          For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, divine, inc., a Delaware corporation ("PARENT") and certain domestic subsidiaries set forth on the signature pages hereto ("SUBSIDIARIES" and together with Parent, the "SELLERS"), do hereby grant, bargain, transfer, sell, assign, convey and deliver to dS&MS Newco, Inc., a corporation formed pursuant to the laws of the Cayman Islands (the "PURCHASER"), all right, title and interest in and to the Transferred Assets as such term is defined in the Asset Purchase Agreement, dated as of April __, 2003 (the "ASSET PURCHASE AGREEMENT"), by and among Sellers and Purchaser. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

          This Bill of Sale is being executed and delivered by Sellers as of the __ day of ________, 2003 pursuant to the terms of the Asset Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

Bill of Sale

          Executed this ___ day of _________, 2003.

                              SELLERS

                              divine, inc.
                              Air Divine, Inc.
                              Data Return Corporation
                              databites, inc.
                              Delano Technology Corp.
                              Denali, Inc.
                              divine Global Services, Inc.
                              divine international, inc.
                              divine interVentures, Inc.
                              divine Ireland, Inc.
                              divine Managed Services, Inc.
                              divine software, inc.
                              divine Synchrony Communications, Inc.
                              divine/Emicom, Inc.
                              eprise Corporation
                              Eprise Securities Corp.
                              eShare Communications, Inc.
                              Folio Corporation
                              Futuretense Corporation
                              Global Recall, Inc.
                              iCentral, Inc.
                              Inventions, Inc.
                              LOTN, Inc.
                              Melita Finance, Inc.
                              Melita Intellectual Property, Inc.
                              Open Market Securities Corporation
                              Open Market, Inc.
                              Opinionware.com, Inc.
                              Perceptual Robotics, Inc.
                              Retrieval Technologies, Inc.
                              RWT Corporation
                              SafeMaker (Europe), Inc.
                              SageMaker, Inc.
                              SM2 Holding Corp.
                              smallwonders software!, inc.
                              SMI Holding Corp.
                              Softmetric, Inc.
                              Venture Capital Unlimited Acquisition Sub, Inc. Viant Corporation
                              Waypoint Software Corporation

                              By:
                                   ------------------------------
                              Name:
                              Title:

Bill of Sale

                                                                       EXHIBIT C

                              divine technology ventures

                              By:  divine, inc., its general partner

                              By:
                                   ------------------------------
                              Name:
                              Title:

Bill of Sale

                                                                       EXHIBIT D

                           FORM OF SALE APPROVAL ORDER

                                  SEE ATTACHED

                         UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF MASSACHUSETTS
                                EASTERN DIVISION

IN RE:                                      CHAPTER 11

DIVINE, INC., ET AL.,1                      CASE NOS.  03-11472-JNF AND
                     DEBTORS.                          03-11474-JNF THROUGH
                                                       03-11478-JNF
                                                       03-12681-JNF THROUGH
                                                       03-12715-JNF
                                            (JOINTLY ADMINISTERED)

ORDER AUTHORIZING THE DEBTORS TO (A) SELL SUBSTANTIALLY ALL OF THEIR ASSETS, (B)
     ASSUME AND ASSIGN CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES, (C) CONSUMMATE CERTAIN OTHER RELATED TRANSACTIONS CONTEMPLATED UNDER THE PURCHASE
   AGREEMENT, AND (D) WAIVE THE TEN-DAY STAY OTHERWISE APPLICABLE TO SALES OF
            ESTATE PROPERTY AND THE ASSIGNMENT OF EXECUTORY CONTRACTS

     This matter coming to be heard on the Motion (the "Sale Motion")2 of the above-captioned debtors and debtors-in-Possession (collectively, the "Debtors" or "Sellers") for entry of an Order Authorizing the Debtors to (A) Sell Substantially All of Their Assets, (B) Assume and Assign Certain Executory Contracts and Unexpired Leases, (C) Consummate Certain Other Related Transactions Contemplated Under the Asset Purchase

-----------------------
1 The Debtors are the following entities: divine, Inc., Open Market, Inc., divine Managed Services, Inc., Data Return Corporation, Viant Corporation, eShare Communications, Inc., Delano Technology Corp., divine technology ventures, iCentral, Inc., Inventions, Inc., divine/Emicom, Inc., SageMaker, Inc., Waypoint Software Corporation, Preceptual Robotics, Inc., divine Global Services, Inc., eprise Corporation, Denali, Inc., Melita Finance, Inc., SMI Holding Corp., Retrieval Technologies, Inc., divine international, Inc., divine software, inc., Opinionware.com, Inc., Melita Intellectual Property, Inc., smallwonders software!, inc., Open Market Securities Corporation, Futuretense Corporation, RWT Corporation, LOTN, Inc., Eprise Securities Corp., SafeMaker (Europe), Inc., Global Recall, Inc., databites, inc., divine interVentures, Inc., divine Ireland, Inc., Folio Corporation, Venture Capital Unlimited Acquisition, divine Synchrony Communications, Inc, Softmetric, Inc., Air Divine, Inc. and SM2 Holding Corp. [NOTE: THIS FOOTNOTE ASSUMES THAT COURT GRANTS PENDING MOTION TO BRING "SECONDARY DEBTORS" INTO SALE PROCESS.]

2 Capitalized terms not defined herein shall have the meanings ascribed to them in the Sale Motion or in the Purchase Agreement.

Agreement, dated as of April __, 2003, by and among the Sellers, DS&MS NEWCO, INC., a corporation formed pursuant to the laws of the Cayman Islands and Golden Gate Private Equity, Inc., a Delaware corporation (the "Purchase Agreement"), and (D) Waive The Ten-Day Stay Otherwise Applicable To Sales Of Estate Property And The Assignment Of Executory Contracts, seeking, INTER ALIA, authority to sell and assign (the "Sale") substantially all assets of the Sellers, to the dS&MS Newco, Inc. or one or more of its affiliates (the "Purchaser"), free and clear of liens, claims and encumbrances, pursuant to 11 U.S.C. Sections 105, 363, 365 and 1146(c) and Rules 2002(a)(2), 6004(a), (b), (c) and (e), 6006(a),
and 9014 of the Federal Rules of Bankruptcy Procedure; the Transferred Assets and the Assigned Contracts (collectively, the "Assets") as defined in the Purchase Agreement and attached hereto as Exhibit A and incorporated herein; the Court having previously entered its Order dated March 26, 2003 (the "Sale Procedures Order"), approving notice, bidding and sale procedures for the Sale of the Assets (the "Sale Procedures"); all parties in interest having been heard, or having had the opportunity to be heard, regarding approval of the Purchase Agreement, and the transactions contemplated thereby (the "Transactions"); the Court having considered the Sale Motion, any objections filed thereto, the statements of counsel and any testimony or offer of proof as to testimony that may have been presented at the hearing held before this Court on ______________, 2003 (the "Sale Hearing"), including the testimony of ______________ [name], ______________ [office held] of ______________ [debtor], and the affidavit of ______________ [name], ______________ [office held] of ______________ [debtor], and ______________ [other forms of evidence presented]; and the Court being fully advised in the premises, and after due deliberation and cause appearing therefore, the Court hereby makes the following Findings of Fact and Conclusions of Law.3

                                       I.
                                FINDINGS OF FACT

A.   BASIS FOR SECTION 363 SALE

     1. Time is of the essence in consummating the Sale. Accordingly, to maximize the value of the Assets, it is essential that the sale of the Assets occur within the time constraints set forth in the Purchase Agreement.

     2. The Assets are property of the Debtors' estates and title thereto is vested in the Debtors' estates.

B.   NOTICE OF SALE OF THE ASSETS

     3. Pursuant to the Certificate of Service of Notice of the Hearing and Sale filed by the Debtors on March 21, 2003, written notice ("Notice") of the Sale Hearing was transmitted to: (i) the United States Trustee, (ii) the Official Committee of Unsecured Creditors, (iii) the Massachusetts Department of Revenue,
(iv) all known creditors, (v) the parties on official 2002 service list, (vi) all potential purchasers known by the Debtors, and (vii) the Purchaser and its counsel. On April 4, 2003, written notice and a statement of the cure amount was transmitted to parties to Assigned Contracts which the Debtors' intend to assume and assign as part of the sale.

-----------------------
3 The Court's statements from the bench setting forth additional Findings of Fact and Conclusions of Law in open Court at the Hearing on the Sale Motion are expressly incorporated by reference into this Order and made a part hereof. The Findings of Fact and Conclusions of Law contained herein constitute the findings of fact and conclusions of law required to be entered by this Court with respect to the Motion pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure.

     4. The Notice was adequate and sufficient under the circumstances of these Chapter 11 cases and this proceeding and such Notice complied with the various applicable requirements of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

C.   GOOD FAITH OF PURCHASER

     5. The Purchaser is purchasing the Assets in good faith and is a good faith purchaser within the meaning of Section 363(m) of the Bankruptcy Code, and is therefore entitled to the protection of that provision, and otherwise has proceeded in good faith in all respects in connection with this proceeding in that: (a) the Purchaser recognized that the Debtors were free to deal with any other party interested in acquiring the Assets; (b) the Purchaser complied with the provisions in the Sale Procedures Order; (c) the Purchaser in no way induced or caused the Chapter 11 filing of the Debtors; (d) all payments to be made by the Purchaser and other agreements or arrangements entered into by the Purchaser in connection with the Transactions have been disclosed; and (e) the negotiation and execution of the Purchase Agreement and any other agreements or instruments related thereto was in good faith and represented arms'-length dealings between parties represented by sophisticated legal counsel.

     6. The Purchaser has not acted in violation of Section 363(n) of the Bankruptcy Code by any action or inaction.

D.   COMPETING OFFERS

     7. [No Qualified Overbid was received by the Debtors pursuant to the Sale Procedures.] [Although the Debtors did receive certain offers, such offers did not constitute Qualified Overbids pursuant to the Sale Procedures.] [Although the Debtors received one or more Qualified Overbids pursuant to the Sale Procedures, the Purchaser offered the highest and best Bid at the Auction, and the Debtors have determined that the Purchaser is the Successful Bidder.]

E.   APPROVAL OF THE SALE MOTION

     8. The Purchaser is a third-party purchaser unrelated to the Debtors.

     9. The purchase terms, as set forth in the Purchase Agreement, are fair and reasonable under the circumstances of this Chapter 11 case and this proceeding.

     10. The Sale Motion should be approved as it is in the best interests of the Debtors, the Debtors' estates, the Debtors' creditors and parties in interest.

     11. The Purchase Agreement represents a fair and reasonable offer under the circumstances of this Chapter 11 case and this proceeding. The consideration payable for the Assets by the Purchaser is fair and reasonable.

     12. The Purchaser has available all necessary cash and other resources required to consummate the Purchase Agreement in accordance with its terms.

F.   EXECUTORY CONTRACTS

     13. With respect to those agreements listed on Schedule 1.1(a) and Schedule 1.1(b) to the Purchase Agreement as having a cure claim of zero ($0.00), as of the date hereof, Sellers are not in default under the terms of such agreements.

     14. With respect to those agreements listed on Schedule 1.1(a) and Schedule 1.1(b) to the Purchase Agreement as having a cure claim of greater than zero ($0.00), that the payment, on or before the closing date of the transactions contemplated under the Purchase Agreement, of the cure amount listed on Exhibit [___] attached hereto will be deemed to have cured all defaults, claims and breaches of any kind or nature whatsoever, whether monetary, non-monetary or otherwise, if any, with respect to such agreement, and all actual pecuniary losses, if any, that have resulted from any defaults, claims or breaches under such agreement, existing as of the date hereof.

     15. The Debtors have provided adequate assurance of the Purchaser's future performance to the non-debtor counterparties to the Assigned Contracts to be assigned to the Purchaser in connection with the Purchase Agreement, and the assumption and assignment of such agreements satisfies the requirements of Sections 363, 365(b)(1), 365(b)(3) and 365(f) of the Bankruptcy Code, as applicable.

G.   THE BUSINESS

     16. Those of the Debtors' employees who are to be retained by the Purchaser are being hired under new employment contracts or other arrangements to be entered into or to become effective at or after the time of the closing.

     17. No common identity of incorporators, directors or stockholders exists between the Purchaser and the Debtors. The Purchaser is not holding itself out to the public as a continuation of the Debtors.

     18. The Purchaser is not purchasing all of the Debtors' assets. The Purchaser is not purchasing any Excluded Assets.

     19. The Transactions are not being entered into fraudulently. The Sale has been properly noticed.

H.   MISCELLANEOUS

     20. To the extent any Findings of Facts set forth in this Section I constitute Conclusions of Law, the Court so concludes.

                                       II.
                               CONCLUSIONS OF LAW

     The Court hereby enters the following Conclusions of Law:

A.   JURISDICTION, FINAL ORDER AND STATUTORY PREDICATES

     1. The Court has jurisdiction to hear and determine the Sale Motion and to grant the relief requested in the Sale Motion pursuant to 28 U.S.C. Section 157(b)(1) and 1334(b). Venue of these cases and the Sale Motion in this district is proper under 28 U.S.C. Section 1408 and 1409.

     2. This Order constitutes a final and appealable order within the meaning of 28 U.S.C. Section 158(a). To any extent necessary under Bankruptcy Rule 9014 and Rule 54(b) of the Federal Rules of Civil Procedure as made applicable by Rule 7054 of the Federal Rules of Bankruptcy Procedure, the Court expressly finds that there is no just reason for delay in the implementation of this Order, and expressly directs entry of judgment as set forth herein.

     3. This proceeding is a "core proceeding" within the meaning of 28 U.S.C. Sections 157(b)(2)(A), (N) and (O).

     4. The statutory predicates for the Sale Motion are Sections 105, 363, 365 and 1146(c) of the Bankruptcy Code and Rules 2002, 6004, 6006, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure.

     5. The proposed Sale constitutes a sale of property of the Debtors' estates outside the ordinary course of business within the meaning of Section 363(b) of the Bankruptcy Code.

     6. The Sale of the Assets contemplated by the Sale Motion outside of a plan of reorganization does not impermissibly restrict the rights of the Debtors' creditors or impermissibly dictate the terms of any Chapter 11 plan.

     7. The Transaction contemplated by the Purchase Agreement is determined to be in furtherance of the Debtors' Chapter 11 case and under or in contemplation of the Debtors' Chapter 11 plan.

B.   SECTION 363 SALE

     8. The Debtors (a) have full corporate power and authority to execute the Purchase Agreement and all other documents contemplated thereby and the sale of the Assets by the Debtors have been duly and validly authorized by all necessary corporate action of the Debtors, (b) have all of the corporate power and authority necessary to consummate the Transactions contemplated by the Purchase Agreement, (c) have taken all corporate action necessary to authorize and approve the Purchase Agreement and the consummation by the Debtors of the Transactions contemplated thereby, and (d) no consents or approvals, other than those expressly provided for in the Purchase Agreement, are required for the Debtors to consummate such Transactions.

     9. The Purchaser would not have entered into the Purchase Agreement and would not consummate the Transactions, thus adversely affecting the Debtors, the Debtors' estates, the Debtors' creditors and parties in interest, if (a) the Sale to the Purchaser and the assignment of the Assigned Contracts to the Purchaser was not free and clear of all Liens (other than Liens arising under the MSB Liabilities) of any kind or nature whatsoever, or (b) if the Purchaser would, or in the future could, be liable for any of the Liens (other than Liens arising under the MSB Liabilities), including, without limitation, the Excluded Liabilities.

     10. The provisions of Section 363(f) of the Bankruptcy Code have been satisfied.

     11. Those (i) holders of Liens and (ii) non-debtor parties to Assigned Contracts which did not object, or which withdrew their objections, to the Sale or the Sale Motion are deemed to have consented pursuant to Section 363(f)(2) of the Bankruptcy Code.

     12. Those holders of Liens (other than Liens arising under the MSB Liabilities) and non-debtor parties to Assigned Contracts which did object fall within one or more of the other subsections of Section 363(f) of the Bankruptcy Code and are adequately protected by having their Liens, if any, attach to the cash proceeds of the Sale ultimately attributable to the property against or in which they claim a Lien.

     13. Given all of the circumstances of this Chapter 11 case and the adequacy and fair value of the purchase price under the Purchase Agreement, the proposed Sale of the Assets to the Purchaser constitutes a reasonable and sound exercise of the Debtors' business judgment and should be approved.

C.   SECTION 365 ASSUMPTION AND ASSIGNMENT

     14. The Assigned Contracts set forth on Schedule 1.1(a) of the Purchase Agreement, upon assignment of such Assigned Contracts pursuant to the Purchase Agreement and the terms of this Order, shall be, and shall be deemed to be, valid and binding and in full force and effect, not susceptible of being terminated based upon events or circumstances preceding the date of this

Order, with the Purchaser being substituted and replaced instead of the Debtors thereunder as of the closing, and enforceable in accordance with their terms.

     15. With respect to the Assigned Contracts set forth on Schedule 1.1(b) of the Purchase Agreement, upon the Debtors' receipt of consents to assignment by the non-debtor parties thereto, the Debtors are authorized to assign such agreements in accordance with the Purchase Agreement and, upon such assignment, such Assigned Contracts shall be, and shall be deemed to be, valid and binding and in full force and effect, not susceptible of being terminated based upon events or circumstances preceding the date of this Order, with the Purchaser being substituted and replaced instead of the Debtors thereunder as of the closing, and enforceable in accordance with their terms (including the terms of any consents provided by third parties and approved by the Debtors and the Purchaser).

D.   RETENTION OF JURISDICTION

     16. It is necessary and appropriate for the Court to retain jurisdiction to, INTER ALIA, interpret and enforce the terms and provisions of this Order and the Purchase Agreement and to adjudicate, if necessary, any and all disputes concerning the assumption and assignment of the Assigned Contracts, any right, title, (alleged) property interest, including ownership claims, relating to the Assets and the proceeds thereof, as well as the extent, validity and priority of all Liens relating to the Assets.

E.   NO LIABILITY

     17. The Purchaser does not constitute a successor to the Debtors or the Debtors' estates. The Transactions do not amount to a consolidation, merger or DE FACTO merger of the Purchaser and the Debtors or the Debtors' estates.

     18. The Purchaser is not merely a continuation of the Debtors or the Debtors' estates, there is not substantial continuity between the Purchaser and the Debtors, and there is no continuity of enterprise between the Debtors and the Purchaser.

F.   MISCELLANEOUS

     19. To the extent any Conclusions of Law set forth in this Section II constitute Findings of Fact, this Court so finds.

                                      III.

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, EFFECTIVE IMMEDIATELY, AS FOLLOWS:

     A. The relief requested in the Sale Motion is granted and approved in all respects. The Purchase Agreement, the Transactions and the Sale are hereby approved in all respects.

     B. The Debtors are authorized and directed to take any and all actions necessary or appropriate to (i) consummate the Sale of the Assets to the Purchaser (including, without limitation, to convey to the Purchaser any and all of the Assets intended to be conveyed) and the closing of the Transactions in accordance with the Sale Motion, the Purchase Agreement and this Order; and (ii) perform, consummate, implement and close fully the Purchase Agreement together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Purchase Agreement.

     C. Upon the closing, the Assets (other than the Assets underlying the MSB Liabilities) transferred, sold and delivered to the Purchaser shall be free and clear of any lien (as defined in the Bankruptcy Code) (statutory or otherwise) whether choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown (collectively, "Liens") of any person or entity that encumber or relate to or purport to encumber or relate to the Assets.

     D. The Purchaser is not a successor to the Debtors or the Debtors' estates by reason of any theory of law or equity. The Purchaser shall not assume or in any way be liable for any liability or obligation of the Debtors or the Debtors' estates, except as otherwise expressly provided in the Purchase Agreement.

     E. Effective on the date of entry of this Order, except as otherwise expressly provided in the Purchase Agreement, all entities, including, but not limited to, the Debtors, their creditors, employees, former employees and shareholders, administrative agencies, governmental departments, secretaries of state, federal, state and local officials maintaining any authority relating to Environmental Laws, and their respective successors or assigns, shall be permanently and forever barred, restrained and enjoined from commencing or continuing in any manner any action or other proceeding of any kind against the Purchaser as alleged successor or otherwise with respect to any Liens (other than Liens arising under the MSB Liabilities) arising out of or related to the Transactions.

     F. Each and every term and provision of the Purchase Agreement, together with the terms and provisions of this Order, shall be binding in all respects upon, the Debtors, the Debtors' estates, their creditors, shareholders, all entities and third parties, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, maintaining any authority relating to environmental laws, and their respective successors or assigns, including, but not limited to all non-debtor parties to the Assigned Contracts which may be assigned to the Purchaser under the Purchase Agreement and any persons asserting any Lien against or interest in the Debtors' estates or any of the Assets to be sold and assigned to the Purchaser, irrespective of any action commenced which contests the Debtors' authority to sell and assign the Assets or which seeks to enjoin such Sale and/or assignment.

     G. Except as otherwise expressly provided in the Purchase Agreement or this Order, all entities holding Liens (other than Liens arising under the MSB Liabilities) of any kind and nature be and hereby are barred from asserting such Liens against the Purchaser and/or the Assets and, effective upon the transfer of the Assets to the Purchaser, such Liens shall attach to the proceeds of the Sale with the same force, validity, priority and effect, if any, as the Liens formerly and against the Assets.

     H. This Order: (i) is and shall be effective as a determination that, upon closing, all Liens (other than Liens arising under the MSB Liabilities) existing as to the Assets conveyed to the Purchaser have been and hereby are adjudged and declared to be unconditionally released, discharged and terminated as against the Assets, and (ii) shall be binding upon and govern the acts of all entities, including, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies or units, governmental departments or units, secretaries of state, federal, state and local officials and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Assets conveyed to the Purchaser. All Liens (other than Liens arising under the MSB Liabilities) of record as of the date of this Order shall be forthwith removed and stricken as against the Assets.

All such persons and entities described above in this paragraph are authorized and specifically directed to strike all such recorded Liens (other than Liens arising under the MSB Liabilities) against the Assets from their records, official and otherwise.

     I. The Debtors are hereby authorized, in accordance with Sections 365(b)(1) and (f)(2) of the Bankruptcy Code, to: (i) assume the Assigned Contracts; (ii) sell, assign and transfer to the Purchaser, each of the Assigned Contracts in each case free and clear of all Liens (other than Liens arising under the MSB Liabilities); and, (iii) execute and deliver to the Purchaser, such assignment documents as may be necessary to sell, assign and transfer the Assigned Contracts.

     J. With respect to the Assigned Contracts: (i) the Assigned Contracts shall be transferred and assigned to, and following the closing of the Sale remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such Assigned Contract (including those of the type described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to Section 365(k) of the Bankruptcy Code, the Debtors shall be relieved from any further liability with respect to the Assigned Contracts after such assignment to and assumption by the Purchaser; (ii) each Assigned Contract is an executory contract of the Debtors under Section 365 of the Bankruptcy Code; (iii) the Debtors may assume each Assigned Contract in accordance with Section 365 of the Bankruptcy Code; (iv) the Debtors may assign each Assigned Contract in accordance with Sections 363 and 365 of the Bankruptcy Code and any provisions in any Assigned Contract that prohibit or condition the assignment of such Assigned Contract or allow the party to such Assigned Contract to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assignment of such Assigned Contract, constitute unenforceable anti-assignment provisions which are void and of no force and effect; (v) all other requirements and conditions under Section 363 and 365 of the Bankruptcy Code for the assumption by the Debtors and assignment to the Purchaser of each Assigned Contract have been satisfied and (vi) upon closing, in accordance with Sections 363 and 365 of the Bankruptcy Code, the Purchaser shall be fully and irrevocably vested in all right, title and interest of each Assigned Contract.

     K. There shall be no rent accelerations, assignment fees, increases (including advertising rates) or any other fees charged to the Purchaser as a result of the assumption, assignment and sale of the Assigned Contracts. The validity of the assumption, assignment and sale to the Purchaser shall not be affected by any dispute between any Debtor or their affiliates and another party to an Assigned Contract regarding the payment of any amount, including any cure amount under the Bankruptcy Code. The Assigned Contracts, upon assignment to the Purchaser, shall be deemed valid and binding, in full force and effect in accordance with their terms.

     L. Pursuant to Sections 105(a), 363 and 365 of the Bankruptcy Code, all parties to the Assigned Contracts are forever barred and enjoined from raising or asserting against the Purchaser any assignment fee, default, breach or claim or pecuniary loss, or condition to assignment, arising under or related to the Assigned Contracts existing as of the closing or arising by reason of the closing. Any party that may have had the right to consent to the assignment of its Assigned Contract is deemed to have consented to such assignment for purposes of Section 365(e)(2)(A)(ii) of the Bankruptcy Code and otherwise if it failed to object to the assumption and assignment.

     M. All provisions of this Order regarding Assigned Contracts shall apply to Executory Contracts on Schedule 1.1(b) to the Purchase Agreement only to the extent that any necessary consents are obtained in accordance with the Purchase Agreement.

     N. Except with respect to cure amounts required to be paid by the Purchaser under the Purchase Agreement, to the extent that the Debtors fail to pay any cure amounts as determined by the Court to be properly due and owing by the Debtors, and the Purchaser elects to pay such cure amounts, all such cure amounts paid by the Purchaser shall constitute allowed administrative expense claims under Section 503 of the Bankruptcy Code and shall be, at the Purchaser's election, (i) immediately payable if and when any such obligations of the Debtors arise under the Purchase Agreement or (ii) credited against any amounts owed by the Purchaser to the Debtors.

     O. If any person or entity which has filed statements or other documents or agreements evidencing Liens (other than Liens arising under the MSB Liabilities) on, or interests in, the Assets shall not have delivered to the Debtors prior to the closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of liens and easements, and any other documents necessary for the purpose of documenting the release of all Liens (other than Liens arising under the MSB Liabilities) which the person or entity has or may assert with respect to the Assets, the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of such person or entity with respect to such Assets.

     P. Any and all Assets in the possession or control of any person or entity, including, without limitation, any former vendor, supplier or employee of the Debtors (a) shall be transferred to the Purchaser free and clear of the Liens (other than Liens arising under the MSB Liabilities) and (b) shall be delivered at the closing to the Purchaser unless, pursuant to the Purchase Agreement, such person, entity, vendor, supplier or employee may retain temporary possession or control of any of such Assets, in which case the possession of such item shall be delivered to the Purchaser at such time as is designated by the Purchaser, consistent with the Purchase Agreement.

     Q. Nothing contained in any order of any type or kind entered in this Chapter 11 case or any related proceeding subsequent to entry of this Order, nor in any Chapter 11 plan confirmed in this Chapter 11 case, shall conflict with or derogate from the provisions of the Purchase Agreement or the terms of this Order. Further, the provisions of this Order and any actions taken pursuant hereto shall survive the entry of an order which may be entered confirming any plan of reorganization or liquidation for the Debtors or the conversion of the Debtors' cases from Chapter 11 to cases under Chapter 7 of the Bankruptcy Code.

     R. This Court retains jurisdiction to: (i) interpret, implement and enforce the terms and provisions of this Order (including the injunctive relief provided in this Order) and the terms of the Purchase Agreement, all amendments thereto and any waivers and consents thereunder and of each of the agreements executed in connection therewith; (ii) protect the Purchaser, or any of the Assets, from and against any of the Liens; (iii) compel delivery of all Assets to the Purchaser; (iv) resolve any disputes arising under or related to the Purchase Agreement, the Sale or the Transactions, the Purchaser's peaceful use and enjoyment of the Assets; (v) adjudicate all issues concerning (alleged) pre-closing Liens and any other (alleged) interest(s) in and to the Assets, including the extent, validity, enforceability, priority and nature of all such (alleged) Liens and any other (alleged) interest(s); (vi) adjudicate any and all issues and/or disputes relating to the Debtors' right, title or interest in the Assets and the proceeds thereof, the Sale Motion and/or the Purchase Agreement; and (vii) adjudicate any and all remaining issues concerning the Debtors' right and authority to assume and assign the Assigned Contracts and the Purchaser's rights and obligations with respect to such assignment and the existence of any default under any Assumed Contract.

     S. No bulk sales law or any similar law of any state or other jurisdiction shall apply in any way to the Transactions.

     T. The Sale to the Purchaser is a prerequisite to the Debtors' ability to confirm and consummate a plan or plans of reorganization or liquidation. The Sale is a sale in contemplation of a plan and, accordingly, the transfer of the Assets to the Purchaser and the Transactions are exempt under Section 1146(c) of the Bankruptcy Code from any transfer, sales, stamp or similar tax in all necessary jurisdictions related to the Sale to the Purchaser.

     U. This Order and the Purchase Agreement shall be binding in all respects upon all creditors (whether known or unknown) of any Debtor, all non-debtor parties to the Assigned Contracts, all successors and assigns of the Purchaser, the Debtors and their affiliates and subsidiaries, the Assets, and any subsequent trustees appointed in the Debtors' Chapter 11 case or upon a conversion to Chapter 7 under the Bankruptcy Code and shall not be subject to rejection.

     V. The failure specifically to include any particular provisions of the Purchase Agreement in this Order shall not diminish or impair the efficacy of such provision, it being the intent of the Court that the Purchase Agreement and each and every provision, term, and condition thereof be and, therefore is authorized and approved in its entirety.

     W. The stay of orders authorizing the (i) use, sale or lease of property as provided for in Rule 6004(g) of the Federal Rules of Bankruptcy Procedure and
(ii) assignment of an executory contract or unexpired lease as provided for in Rule 6006(d) of the Federal Rules of Bankruptcy Procedure shall not apply to this Order, and this Order shall be effective and enforceable immediately upon entry.

     X. The Purchaser may consummate the Transactions at any time after entry of this Order by waiving any and all closing conditions in favor of the Purchaser set forth in the Purchase Agreement that have not been satisfied and by proceeding to close the Transactions without any notice to the Court and/or any party in interest.

     Y. The provisions of this Order are non-severable and mutually dependent.

[The balance of this page has been left blank intentionally and the signature page follows immediately hereafter.]

Dated:  ___________________, 2003           ENTERED:


                                            ------------------------------------

Order prepared by:

Richard E. Mikels, Esq. (BBO #345620)
Kevin J. Walsh, Esq. (BBO #629984)
Adrienne K. Walker (BBO #641490)
MINTZ, LEVIN, COHN, FERRIS,
   GLOVSKY AND POPEO, P.C.
One Financial Center
Boston, Massachusetts  02111
Telephone:     (617) 542-6000
Facsimile:     (617) 542-2241

          -and-

J. Douglas Bacon, Esq. (Illinois ARDC No. 6202585)
Stephen R. Tetro, Esq. (Illinois ARDC No. 6230396)
Adam R. Skilken, Esq. (Illinois ARDC No. 6274230)
LATHAM & WATKINS ILLINOIS LLC
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois  60606
Telephone:     (312) 876-7700
Facsimile:     (312) 993-9767
COUNSEL FOR DEBTORS AND DEBTORS-IN-POSSESSION

Approved as to Form and Content:


-------------------------------------   ----------------------------------====--
Michael D. Warner                       Matthew N. Kleiman (IL ARDC No. 6211317)
David T. Cohen                          KIRKLAND & ELLIS
SIMON, WARNER & DOBY, LLP               200 East Randolph Drive
301 Commerce, Suite 1700                Chicago, Illinois 60601
Fort Worth, TX  76102                   Telephone:     (312) 861-2031
Telephone:  (817) 810-5250              Facsimile:     (312) 861-2200
Facsimile:   (817) 810-5255             COUNSEL TO PURCHASER
COUNSEL TO THE OFFICIAL COMMITTEE
OF UNSECURED CREDITORS

                                                                       EXHIBIT E

                              FOREIGN SUBSIDIARIES

              SUBSIDIARY                     JURISDICTION OF INCORPORATION                    SELLER
              ----------                     -----------------------------                    ------
divine international, Inc.                              Delaware                           divine, inc.
divine India Ltd. (f/k/a                                 India                        divine Global Services
Westbound Consulting PVT., Ltd.)
divine Korea (f/k/a Denalii                            South Korea                         Denalii, Inc.
Korea)
Emicom (Israel)                                          Israel                        divine/Emicom, Inc.
Silverprime Ltd.                                        England                 divine, inc. or Ken Kinsella o/b/o
                                                                                            divine, inc.
SORA Labs                                                Spain                  divine, inc. or Ken Kinsella o/b/o
                                                                                            divine, inc.

                   SUBSIDIARIES OF DIVINE INTERNATIONAL, INC.

          SUBSIDIARY (STATUS)                JURISDICTION OF INCORPORATION                    PARENT
          -------------------                -----------------------------                    ------
divine Global Holding GmbH                            Switzerland                   divine international, Inc.
(holding company)
divine GmbH (active)                                    Germany                     divine Global Holding GmbH
divine France SAS (active)                               France                     divine Global Holding GmbH
divine Pacific Pty. Ltd. (active)                      Australian                   divine Global Holding GmbH
divine KK (active)                                       Japan                      divine Global Holding GmbH
divine Singapore Pte. Ltd.                             Singapore                    divine Global Holding GmbH
(active)
divine Nordic AS (active)                                Norway                     divine Global Holding GmbH
divine Solutions GmbH                                 Switzerland                   divine Global Holding GmbH
(dormant)
Open Market Italy s.r.l.                                 Italy                      divine Global Holding GmbH
(dormant)

Open Market UK Ltd. (dormant)                        United Kingdom                 divine Global Holding GmbH
divine Solutions Ltd. (dormant)                      United Kingdom                 divine Global Holding GmbH
divine Solutions Netherlands BV                       Netherlands                   divine Global Holding GmbH
(dormant)
eshare Technologies Ltd.                             United Kingdom                 divine Global Holding GmbH
(dormant)
eshare Technologies SARL                                 France                      eshare Technologies Ltd.
(dormant)
Global Recall, Ltd. (dormant)                        United Kingdom                 divine Global Holding GmbH
Global Recall, Inc. (dormant)                           Delaware                       Global Recall, Ltd.
Global Recall Ltd. Computing                         United Kingdom                    Global Recall, Ltd.
(dormant)

Bill of Sale

                                                                       EXHIBIT F

                                     FORM OF
                            NON-DISCLOSURE AGREEMENT

     THIS NONDISCLOSURE AGREEMENT (the "AGREEMENT") is entered into as of March __, 2003, by and between divine, inc., a Delaware corporation and a debtor-in-possession in a case filed in the United States Bankruptcy Court for the District of Massachusetts, Eastern Division (the "BANKRUPTCY COURT") under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101, et seq., on February 25, 2003 ("DIVINE") and ______________, a ________ corporation
(the "COMPANY").

     WHEREAS, divine and one or more of its subsidiaries has already disclosed, and/or will be disclosing (the "DISCLOSING PARTY"), to the Company (the "RECEIVING PARTY") certain solicited and/or unsolicited information regarding Disclosing Party and its businesses, operations, financial condition, customers, assets and liabilities (the "INFORMATION"); and

     WHEREAS, Disclosing Party is disclosing the Information to Receiving Party so that Receiving Party may evaluate the merits of a potential transaction with Disclosing Party (the "PERMITTED PURPOSE").

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. RESTRICTIONS ON USE AND DISCLOSURE. Receiving Party shall not use any portion of the Information in any manner or for any purpose other than as is necessary and/or appropriate in connection with the Permitted Purpose. Furthermore, at all times that Receiving Party is in possession of Information, Receiving Party shall (a) safeguard the Information from unauthorized use and disclosure; (b) disclose the Information to no one other than employees or advisors of Receiving Party on a need to know basis in order to perform the Permitted Purpose; and (c) advise all such employees and advisors of their obligations with respect to the Information and be responsible for their breach of this Agreement. Notwithstanding the foregoing, Information shall not include information which
(i) is or becomes generally known or available to the public (through no fault of Receiving Party or its employees or advisors); (ii) is in Receiving Party's possession prior to its disclosure by Disclosing Party to Receiving Party; (iii) subsequently comes into Receiving Party's possession through channels independent of Disclosing Party (provided Receiving Party is unaware that such channels are legally prohibited from disclosing the information); (iv) is independently developed by Receiving Party; or (v) is released or disclosed by Receiving Party in accordance with a valid order of a court or government agency, provided Receiving Party (x) promptly notifies Disclosing Party of such order, and (y) reasonably cooperates with Disclosing Party (at Disclosing Party's expense) in obtaining a protective order of reasonable scope with respect to the order requiring such release or public disclosure.

2. OWNERSHIP OF INFORMATION. All Information shall remain the sole and exclusive property of Disclosing Party and shall be returned to Disclosing Party or destroyed upon request of Disclosing Party. Nothing in this Agreement shall be construed as granting to or conferring upon Receiving Party any rights by license or otherwise in the Information.

3. NO REPRESENTATIONS OR WARRANTIES. Receiving Party acknowledges that neither it nor any of its representatives or advisors are entitled to rely on the accuracy or completeness of any Information and that Receiving Party shall be entitled to rely solely on such representations and warranties regarding Information as may be made to Receiving Party in any definitive written agreement, if any, relating to a potential transaction that may be entered into between the parties to this Agreement, subject to the terms and conditions of such definitive written agreement. For the purposes of this

Agreement, the term "DEFINITIVE WRITTEN AGREEMENT" shall not include an executed letter of intent or any other preliminary written agreement, nor does it include any written or verbal acceptance of an offer or bid on the part of Receiving Party.

4. NO SOLICITATION. Receiving Party and its representatives (nor any person acting on behalf of or in concert with Receiving Party or it representatives) shall not, for a period of one (1) year after the date of this Agreement, solicit or cause to be solicited the employment of any person who is employed by Disclosing Party or any of it subsidiaries; PROVIDED, HOWEVER, that this Section 4 shall not prohibit general solicitation or advertisement programs that are not specifically targeted at such persons.

5. NO COMMITMENT. Receiving Party hereby acknowledges and agrees that (a) Disclosing Party is actively involved in evaluating potential transactions and business opportunities with many parties and may consider a transaction with one or more parties other than Receiving Party, (b) until a definitive written agreement regarding a potential transaction has been executed by Receiving Party and Disclosing Party and/or one or more of its subsidiaries, and until such definitive written agreement has been approved by the Bankruptcy Court (and then only to the extent specifically set forth therein), no contract or agreement providing for a potential transaction shall be deemed to exist between Disclosing Party and Receiving Party and (c) neither Disclosing Party nor any of Disclosing Party's or its subsidiaries' representatives are under any legal obligation or have any liability to Receiving Party or its representatives and advisors of any nature whatsoever with respect to a potential transaction by virtue of this Agreement or otherwise.

6. THIRD PARTY BENEFICIARIES. Receiving Party hereby agrees and acknowledges that this Agreement is being entered into by Receiving Party on behalf of itself and its affiliates, subsidiaries and divisions and that they shall be third party beneficiaries hereof, having all rights to enforce this Agreement. Receiving Party further agrees that, except for such parties, nothing herein expressed or implied is intended to confer upon or give any rights or remedies to any person under or by reason of this Agreement.

7. MISCELLANEOUS. No failure or delay by Disclosing Party in exercising any right, power or privilege hereunder shall operate as or constitute a waiver of any such rights, powers or privileges and all waivers are required to be in a writing signed by Disclosing Party. In the event of Receiving Party's threatened or actual breach of this Agreement, Receiving Party acknowledges that Disclosing Party shall suffer irreparable harm as result thereof and shall be entitled to all equitable remedies, including immediate injunctive and other equitable relief. In the event any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the enforceability of the remainder of this Agreement shall not be affected. This Agreement contains the full and complete understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior representations and understandings between the parties concerning the same subject matter whether oral or written. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to conflicts of law principles. This Agreement may be signed and delivered by facsimile and in one or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to constitute a single agreement.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE TO FOLLOW.]

     The parties hereto have executed this Agreement as of the date first set forth above.

divine, inc. as Disclosing Party            Dated:
                                                   ---------------------------

By:
   ------------------------------

Name:
      ---------------------------

Title:
       ----------------------------


[Company] as Receiving Party                Dated:
                                                   ---------------------------

By:
   ------------------------------

Name:
     ---------------------------

Title:
      ----------------------------

                                    EXHIBIT A

                               Purchase Agreement